                               STOCK PURCHASE AGREEMENT



                               DATED AS OF JUNE 6, 1996

                                        AMONG

                               UNITED AUTO GROUP, INC.

                                   UAG WEST, INC.,

                               SCOTTSDALE JAGUAR, LTD.,

                                 SA AUTOMOTIVE, LTD.,

                                 SL AUTOMOTIVE, LTD.,

                                SPA AUTOMOTIVE, LTD.,

                                      LRP, LTD.,

                                    SUN BMW, LTD.,

                         SCOTTSDALE MANAGEMENT GROUP, LTD.,

                                6725 DEALERSHIP, LTD.,

                        STEVEN KNAPPENBERGER REVOCABLE TRUST
                           DATED APRIL 15, 1983, AS AMENDED

                     BROCHICK 6725 TRUST DATED DECEMBER 29, 1992,

                     BESKIND 6725 TRUST DATED DECEMBER 29, 1992,

                  KNAPPENBERGER 6725 TRUST DATED DECEMBER 29, 1992,

                                STEVEN KNAPPENBERGER,

                                    JAY P. BESKIND

                                         AND

                                  GEORGE W. BROCHICK

         This STOCK PURCHASE AGREEMENT, dated as of June 6, 1996, is by and among United Auto Group, Inc., a Delaware corporation ("UAG"), UAG West, Inc., a Delaware corporation ("UAG West"), Scottsdale Jaguar, Ltd., an Arizona corporation ("Scottsdale Jaguar"), SA Automotive, Ltd., an Arizona corporation ("SA"), SL Automotive, Ltd., an Arizona corporation ("SL"), SPA Automotive, Ltd., an Arizona corporation ("SPA"), LRP, Ltd., an Arizona corporation ("LRP"), Sun BMW, Ltd., an Arizona corporation ("Sun BMW"), 6725 Dealership, Ltd., an Arizona corporation ("6725"), Scottsdale Management Group, Ltd., an Arizona corporation ("Scottsdale Management" and collectively with Scottsdale Jaguar, SA, SL, SPA, LRP, 6725 and Sun BMW, the "Companies"), Steven Knappenberger Revocable Trust Dated April 15, 1983, as amended ("Knappenberger Trust"), Brochick 6725 Trust Dated December 29, 1992 ("Brochick 6725 Trust"), Beskind 6725 Trust Dated December 29, 1992 ("Beskind 6725 Trust"), Knappenberger 6725 Trust Dated December 29, 1992 ("Knappenberger 6725 Trust"), Jay P. Beskind ("Beskind"), George W. Brochick ("Brochick" and together with Brochick 6725 Trust, Beskind 6725 Trust, Knappenberger 6725 Trust, Knappenberger Trust and Beskind, the "Stockholders"), and Steven Knappenberger ("Mr. Knappenberger").


                                 W I T N E S S E T H:

         WHEREAS, UAG West is a wholly-owned subsidiary of UAG;

         WHEREAS, the Companies operate franchise automobile dealerships and related businesses;

         WHEREAS, there are 842,749 shares of common stock, no par value, of Scottsdale Jaguar issued and outstanding (the "Scottsdale Jaguar Common Stock");

         WHEREAS, there are 1,713,010 shares of common stock, no par value of SA issued and outstanding (the "SA Common Stock");

         WHEREAS, there are 625,000 shares of common stock, no par value of SL issued and outstanding (the "SL Common Stock");

         WHEREAS, there are 547,125 shares of common stock, no par value of SPA issued and outstanding (the "SPA Common Stock");

         WHEREAS, there are 500,000 shares of common stock, no par value of LRP issued and outstanding (the "LRP Common Stock");

         WHEREAS, there are 900,000 shares of common stock, no par value of Sun BMW issued and outstanding (the "Sun BMW Common Stock" and together with the Scottsdale Jaguar Common Stock, the SA Common Stock, the SL Common Stock, the SPA Common Stock and the LRP Common Stock, the "Companies' Common Stock");

         WHEREAS, Knappenberger Trust, Beskind and Brochick own all of the issued and outstanding shares of the Companies' Common Stock;

         WHEREAS, UAG West desires to purchase 842,749 shares of Scottsdale Jaguar Common Stock from Knappenberger Trust, Beskind and Brochick (such shares being collectively referred to as the "Scottsdale Jaguar Shares"), and Knappenberger Trust, Beskind and Brochick desire to sell the Scottsdale Jaguar Shares to UAG West (in each case upon the terms and subject to the conditions set forth in this Agreement), such that immediately after giving effect to such purchase and sale, UAG West will own one hundred (100%) percent of the issued and outstanding shares of Scottsdale Jaguar Common Stock, on a fully diluted basis;

         WHEREAS, UAG West desires to purchase 1,713,010 shares of SA Common Stock from Knappenberger Trust, Beskind and Brochick (such shares being collectively referred to as the "SA Shares"), and Knappenberger Trust, Beskind and Brochick desire to sell the SA Shares to UAG West (in each case upon the terms and subject to the conditions set forth in this Agreement), such that immediately after giving effect to such purchase and sale, UAG West will own one hundred (100%) percent of the issued and outstanding shares of SA Common Stock, on a fully diluted basis;

         WHEREAS, UAG West desires to purchase 625,000 shares of SL Common Stock from Knappenberger Trust, Beskind and Brochick (such shares being collectively referred to as the "SL Shares"), and Knappenberger Trust, Beskind and Brochick desire to sell the SL Shares to UAG West (in each case upon the terms and subject to the conditions set forth in this Agreement), such that immediately after giving effect to such purchase and sale, UAG West will own one hundred (100%) percent of the issued and outstanding shares of SL Common Stock, on a fully diluted basis;

         WHEREAS, UAG West desires to purchase 547,125 shares of SPA Common Stock from Knappenberger Trust, Beskind and Brochick (such shares being collectively referred to as the "SPA Shares"), and Knappenberger Trust, Beskind and Brochick desire to sell the SPA Shares to UAG West (in each case upon the terms and subject to the conditions set forth in this Agreement), such that immediately after giving effect to such purchase and sale, UAG West will own one hundred (100%) percent of the issued and outstanding shares of SPA Common Stock, on a fully diluted basis;

         WHEREAS, UAG West desires to purchase 500,000 shares of LRP Common Stock from Knappenberger Trust, Beskind and Brochick (such shares being collectively referred to as the "LRP Shares"), and Knappenberger Trust, Beskind and Brochick desire to sell the LRP Shares to UAG West (in each case upon the terms and subject to the conditions set forth in this Agreement), such that immediately after giving effect to such purchase and sale, UAG West will own one hundred (100%) percent of the issued and outstanding shares of LRP Common Stock, on a fully diluted basis;

         WHEREAS, UAG West desires to purchase 900,000 shares of Sun BMW Common Stock from Knappenberger Trust, Beskind and Brochick (such shares being collectively referred to as the "Sun BMW Shares" and together with the Scottsdale Jaguar Shares, the

SA Shares, the SL Shares, the SPA Shares and the LRP Shares, the "Shares"), and Knappenberger Trust, Beskind and Brochick desire to sell the Sun BMW Shares to UAG West (in each case upon the terms and subject to the conditions set forth in this Agreement), such that immediately after giving effect to such purchase and sale, UAG West will own one hundred (100%) percent of the issued and outstanding shares of Sun BMW Common Stock, on a fully diluted basis;

         WHEREAS, there are 101,251 shares of common stock, no par value of Scottsdale Management issued and outstanding (the "Scottsdale Management Common Stock");

         WHEREAS, Knappenberger Trust owns all of the issued and outstanding shares of the Scottsdale Management Common Stock;

         WHEREAS, UAG West desires to purchase 101,251 shares of Scottsdale Management Common Stock from Knappenberger Trust (such shares being referred to as the "Scottsdale Management Shares") and Knappenberger Trust desires to sell the Scottsdale Management Shares to UAG West (upon the terms and subject to the conditions set forth in this Agreement), such that immediately after giving effect to such purchase and sale, UAG West will own one hundred (100%) percent of the issued and outstanding shares of Scottsdale Management Common Stock, on a fully diluted basis;

         WHEREAS, there are 1,250 shares of common stock, no par value of 6725 issued and outstanding (the "6725 Common Stock");

         WHEREAS, the Brochick 6725 Trust, the Beskind 6725 Trust and the Knappenberger 6725 Trust own one hundred percent of the issued and outstanding shares of 6725 (the "6725 Common Stock");

         WHEREAS, UAG West desires to purchase 1,250 shares of 6725 Common
Stock from the 6725 Trusts (such shares being referred to as the "6725 Shares") and the 6725 Trusts desire to sell the 6725 Shares to UAG West (upon the terms and subject to the conditions set forth in this Agreement), such that immediately after giving effect to such purchase and sale, UAG West will own one hundred (100%) percent of the issued and outstanding shares of 6725 Common Stock, on a fully diluted basis.

         NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:


                                      ARTICLE 1
                             PURCHASE AND SALE OF SHARES

1.1 CERTAIN DEFINITIONS.

         As used in this Agreement, the following terms shall have the following meanings:

         (a) "Affiliate" of a specified Person shall mean a Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified, and in the case of a specified Person who is a natural person, his spouse, his issue, his parents, his estate and any trust entirely for the benefit of his spouse and/or issue.

         (b) "Bank of America Note" shall mean those certain Working Capital Term Loans, in the approximate aggregate principal amount of $5,450,000.00, by certain of the Companies as makers in favor of Bank of America Arizona.

         (c) "Business Day" shall mean any day excluding Saturday, Sunday and any day which is a legal holiday under Federal law.

         (d) "GAAP" shall mean generally accepted accounting principles which are in effect in the United States on the Closing Date.

         (e) "Maas Note" shall mean that certain Promissory Note, dated February 27, 1995, by Sun BMW as maker in favor of Camelback Automotive, Inc. in the principal amount of $500,000.00.

         (f) "Material Adverse Effect" shall mean any change in, or effect on, the Companies (including the businesses thereof) which is, or is reasonably likely to be, materially adverse to the business, operations, assets, or condition (financial or otherwise) of the Companies taken as a whole.

         (g) "Max Consulting Agreement" shall mean that certain Consulting and Non-Compete Agreement dated June 7, 1985 between Max Haechler and Scottsdale Jaguar (by assignment from SPA Automotive, formerly known as Scottsdale Porsche & Audi, Ltd.).

         (h) "Person" shall mean and include an individual, corporation, limited liability company, partnership, joint venture, association, trust, any other unincorporated organization or entity and a governmental entity or any department or agency thereto.

         (i) "Purchased Real Property" shall mean the real property used in the businesses of the Companies and known as 6725 E. McDowell Road, Scottsdale, Arizona, 6825 E. McDowell Road, Scottsdale, Arizona and 6905 E. McDowell Road, Scottsdale, Arizona.

         (j) "Scottsdale Road Leases" shall mean (i) that certain lease dated July 27, 1987, between Anthony A. Batarse, Jr., as Trustee under the Trustors' Trust Established under Article 1 of the Batarse Family Trust Agreement dated May 7, 1987, as amended (by assignment from Anthony A. Batarse, Jr. on September 30, 1987) as lessor, and SA, as lessee; and (ii) that certain lease dated July 27, 1987, between Anthony A. Batarse, Jr., as Trustee under the Trustors' Trust Established under Article 1 of the Batarse Family Trust Agreement dated May 7, 1987, as amended (by assignment from Esther Batarse on August 20, 1987), as lessor, and SA, as lessee.

         (k) "6925 Lease" shall mean that certain Sublease dated August 11, 1980, by and between Max of Switzerland, as Sublessor, and Scottsdale Porsche & Audi, Ltd. (now known as SPA), as Sublessee, as amended by that certain Amendment to Sublease dated June 7, 1985, that certain Agreement dated July 15, 1985, and that certain Third Amendment to Sublease dated November 30, 1992.

         (l) "6905 Lease" shall mean that certain Sublease, dated June 7, 1985, by and between Max of Switzerland, as Sublessor, and Scottsdale Porsche & Audi, Ltd. (now known as SPA), as Sublessee, as amended by that certain Amendment to the Sublease, dated November 11, 1985, and that certain Second Amendment to Sublease dated July 30, 1986.

1.2 PURCHASE AND SALE OF THE SHARES.

         (a) PURCHASE AND SALE. Upon the terms and subject to the conditions set forth in this Agreement, the Stockholders shall sell to UAG West, and UAG West shall purchase from the Stockholders, the Shares and the 6725 Shares for an aggregate purchase price (the "Purchase Price") equal to (i) Twenty-four Million Fifty Thousand Dollars ($24,050,000) (the "Base Price") (the Base Price shall be allocated pro rata among the Stockholders) which Base Price is subject to adjustment at the time of Closing as provided in SECTION 1.3 below and which Base Price is subject to adjustment after Closing as provided in SECTION 1.4 below, and (ii) the Additional Payments (if any) made pursuant to SECTION 1.5 below. At the Closing referred to in SECTION 1.2(b) hereof:

            (i) the Stockholders shall sell, assign, transfer and deliver to UAG West the Shares and the 6725 Shares representing 100% of the Scottsdale Jaguar Common Stock, 100% of the SA Common Stock, 100% of the SPA Common Stock, 100% of the SL Common Stock, 100% of the LRP Common Stock, 100% of the Sun BMW Common Stock and 100% of the 6725 Common Stock and deliver the certificates representing such shares accompanied by stock powers duly executed in blank; and

           (ii) UAG West shall accept and purchase the Shares and the 6725 Shares from the Stockholders and in payment therefor shall deliver to the Stockholders immediately available funds in an aggregate amount equal to the Base Price less the Deposits (as defined in SECTION 1.6 hereof) by wire transfer to accounts designated in writing by the Stockholders or by certified funds.

         (b) CAPITAL CONTRIBUTION AND REPAYMENT OF LOAN. On the Closing Date, UAG West shall make a capital contribution to the

Companies in an aggregate amount equal to the principal and accrued but unpaid interest on the Bank of America Note as of the Closing Date ("the Payoff Amount"), and the Companies shall pay the Payoff Amount to Bank of America Arizona in full satisfaction of the Bank of America Note.

         (c) ASSUMPTION OF INDEBTEDNESS. Except as otherwise set forth herein, UAG and UAG West hereby acknowledge and agree that, as a result of the transactions contemplated hereby, UAG West shall, directly or indirectly, assume all obligations of the Companies, including without limitation, the indebtedness listed on SCHEDULE 1.2(e)(vii) hereof. UAG and UAG West acknowledge and agree to accept in connection with any consent to the transactions arising out of such direct or indirect assumption, changes to the existing terms of such obligations provided that the obligations as so revised are commercially reasonable taken as a whole.

         (d) CLOSING. Subject to the conditions set forth in this Agreement, the purchase and sale of the Shares and the 6725 Shares pursuant to this Agreement (the "Closing") shall take place within ten days of the Stockholders receiving written notice from UAG stating that all conditions to closing have been satisfied and that UAG is prepared to close (the "UAG Notice") or on December 2, 1996, whichever occurs first (the "Closing Date") at a time and place to be agreed upon by the parties; PROVIDED, HOWEVER, that the Stockholders may, at their option, elect to have the Closing Date be within ten days after the UAG Notice or within ten days after January 2, 1997, whichever occurs first, by giving UAG written notice of such election on or before November 15, 1996.

         (e) DELIVERIES AT THE CLOSING. Subject to the conditions set forth in this Agreement, at the Closing:

            (i) The Stockholders shall deliver to UAG West certificates representing the Shares and the 6725 Shares bearing the restrictive legend customarily placed on securities that have not been registered under applicable federal and state securities laws and accompanied by stock powers as required by SECTION 1.2(a)(i) hereof, and any other documents that are necessary to transfer to UAG West good title to all the Shares and the 6725 Shares, and (b) all opinions, certificates and other instruments and documents required to be delivered by the Stockholders at or prior to the Closing or otherwise required in connection herewith;

           (ii) Knappenberger Trust shall deliver to UAG West certificates representing the Scottsdale Management Shares bearing the restrictive legend customarily placed on securities that have not been registered under applicable federal and state securities laws and accompanied by stock powers as required by SECTION 1.8(a)(ii) hereof, and any other documents that are necessary to transfer to UAG West good title to all the Scottsdale Management Shares;

          (iii) UAG West shall (a) pay to the Stockholders funds as required by SECTION 1.2(a)(ii) hereof, (b) pay to Knappenberger Trust funds as required by SECTION 1.8(a)(ii) hereof, and (c) deliver to the Stockholders all opinions, certificates and other instruments and documents required to be delivered by UAG or UAG West at or prior to the Closing or otherwise required in connection herewith;

           (iv) UAG West shall enter into an employment agreement with Mr. Knappenberger in a form mutually acceptable to UAG, UAG West and Mr. Knappenberger (the "Knappenberger Employment Agreement"). The Knappenberger Employment Agreement shall provide that Mr. Knappenberger shall be employed as President and Chief Operating Officer of UAG West and as dealer principal for all manufacturers relating to the Companies' current dealerships and shall be for a five-year term, which term shall automatically be extended for one year on each anniversary of the Closing Date unless such annual extensions are terminated by the parties.

            (v) UAG West shall enter into an employment agreement with Jay Beskind ("Beskind") in a form mutually acceptable to UAG, UAG West and Beskind (the "Beskind Employment Agreement"). The Beskind Employment Agreement shall provide that Beskind shall be employed as a General Manager and as Executive Vice-President of UAG West and shall be for a five-year term, which term shall automatically be extended for an additional year on each anniversary of the Closing Date unless such annual extensions are terminated by the parties.

           (vi) UAG West shall enter into an employment agreement with George Brochick ("Brochick") in a form mutually acceptable to UAG, UAG West and Brochick (the "Brochick Employment Agreement"). The Brochick Employment Agreement shall provide that Brochick shall be employed as a General Manager and as Executive Vice-President of UAG West and shall be for a five-year term, which term shall automatically be extended for an additional year on each anniversary of the Closing Date unless such annual extensions are terminated by the parties.

          (vii) UAG and UAG West shall guaranty the obligations of the Companies under the leases set forth on SCHEDULE 1.2(e)(vii) hereof (the "Leases"), the debt set forth on SCHEDULE 1.2(e)(vii) hereof, the Broker's Agreement between UAG West and KBB, Inc. (the "Broker's Agreement") and the Knappenberger, Beskind and Brochick Employment Agreements, and shall deliver to the creditors or lessors, and to KBB, Inc., Mr. Knappenberger, Beskind and Brochick, as the case may be, one or more guarantees in a form mutually acceptable to UAG and such other persons (collectively, the "Guarantees").

          (viii) Provided that there is no uncured default by sellers under the real estate purchase agreement relating to the real property used in the business of SL and known as 6905 E. McDowell Road, Scottsdale, Arizona (the "6905

    Property") entered into by UAG West and the owners of the 6905 Property on the date hereof (the "Real Estate Purchase Agreement"), UAG West (or its assignee) shall purchase the 6905 Property on the terms and subject to the conditions set forth in the Real Estate Purchase Agreement.

           (ix)     UAG West shall enter into the Broker's Agreement.

1.3 MAX CONSULTING.

         In the event that the Companies, or any of them, have any liabilities or obligations relating to the Max Consulting Agreement as of the Closing Date, then the Base Price shall be reduced by the after tax present value of such liabilities or obligations. For purposes of determining present value under this SECTION 1.3, the discount rate shall be ten (10%) percent per annum, and the assumed tax rate shall be 40%.

1.4 NET WORTH ADJUSTMENT.

         (a) On the Closing Date, or as soon as practicable after the Closing Date, the Stockholders shall deliver to UAG balance sheets of the Companies estimated as of the Closing Date (such balance sheets so delivered are referred to herein as the "Closing Date Balance Sheets"). The Closing Date Balance Sheets shall be prepared in good faith on the same basis and in accordance with the accounting principles, methods and practices used in preparing the Company Financial Statements (as defined in SECTION 2.5 hereof), subject to the modifications, adjustments and exceptions to such accounting principles, methods and practices set forth on SCHEDULE 2.5 hereto (such accounting principles, methods and practices as so modified and adjusted, and such procedures, are referred to herein as the "Accounting Principles"). In connection with the preparation of the Closing Date Balance Sheets, the Stockholders and the Companies shall permit the Reviewer (as defined below) and other representatives of UAG, at UAG's expense, to conduct a physical inventory at each location where inventory is held by the Companies. From the results of such inventory and prior to the Closing Date, UAG and the Stockholders (or the respective representatives thereof) will prepare a schedule, which shall be signed by each of UAG and the Stockholders, setting forth such inventory.

         (b) Within forty-five (45) days after delivery of the Closing Date Balance Sheets, (i) Coopers & Lybrand or such other accounting firm selected by UAG and reasonably approved by the Stockholders (the "Reviewer") shall audit or otherwise review, at UAG's expense, the Closing Date Balance Sheets in such manner as UAG and the Reviewer deem reasonably appropriate, and (ii) UAG shall deliver such reviewed balance sheet (the "Reviewed Balance Sheets"), together with the Reviewer's report thereon, to the Stockholders. The Reviewed Balance Sheets (i) shall be prepared on the same basis and in accordance with the Accounting Principles and (ii) shall include a schedule showing the computation of the Final Net Worth (as defined in SECTION 1.4(g)(i) hereof), computed in accordance with the definition of Net Worth set forth in SECTION 1.4(g)(iii) hereof. UAG and the Reviewer shall have the opportunity to consult with the Stockholders, the Companies and each of the accountants and other representatives of the Stockholders and the Companies and examine the work papers, schedules and other documents prepared by the Stockholders, the Companies and each of such accountants and other representatives during the preparation of the Closing Date Balance Sheets. The Stockholders and the Stockholders' independent public accountants shall have the opportunity to consult with the Reviewer and examine the work papers, schedules and other documents prepared by UAG and the Reviewer during the preparation of the Reviewed Balance Sheets.

         (c) The Stockholders shall have a period of forty-five (45) days after delivery of the Reviewed Balance Sheets to present in writing to UAG all objections the Stockholders may have to any of the matters set forth or reflected therein, which objections shall be set forth in reasonable detail. If no objections are raised within such 45-day period, the Reviewed Balance Sheets shall be deemed accepted and approved by the Stockholders and a supplemental closing (the "Supplemental Closing") shall take place within five (5) Business Days following the expiration of such 45-day period, or on such other date as may be mutually agreed upon in writing by UAG and the Stockholders.

         (d) If the Stockholders shall raise any objection within the 45-day period, UAG and the Stockholders shall attempt to resolve the matter or matters in dispute and, if resolved, the Supplemental Closing shall take place within five (5) Business Days following such resolution.

         (e) If such dispute cannot be resolved by UAG and the Stockholders within sixty (60) days after the delivery of the Reviewed Balance Sheets, then the specific matters in dispute shall be submitted to a firm of independent public accountants mutually acceptable to UAG and the Stockholders, which firm shall make a final and binding determination as to such matter or matters. Such accounting firm shall send its written determination to UAG and the Stockholders and the Supplemental Closing, if any, shall take place five (5) Business Days following the receipt of such determination by UAG and the Stockholders. The fees and expenses of the accounting firm referred to in this SECTION 1.4(e) shall be paid one-half by UAG and one-half by the Stockholders.

         (f) UAG and the Stockholders agree to cooperate with each other and each other's authorized representatives and with any accounting firm selected by UAG and the Stockholders pursuant to SECTION 1.4(e) hereof in order that any and all matters in dispute shall be resolved as soon as practicable.

         (g) (i) If the aggregate Net Worth as shown on the Reviewed Balance Sheets as finally determined through the operation of SECTIONS 1.4 (a) THROUGH
(e) hereof (such amount being referred to herein as the "Final Net Worth") shall be less than Six Million Four Hundred Thousand Seven Hundred and Thirty Dollars ($6,400,730) (the "March 31, 1996 Net Worth") (the amount of any such deficiency being referred to herein as the "Net Worth Deficiency"), the Stockholders shall pay to UAG at the Supplemental Closing, by wire transfer of immediately available funds to an account designated in writing by UAG two (2) Business Days prior to the date of the Supplemental Closing, an amount equal to the Net Worth Deficiency, together with interest on such amount from the Closing Date to the date of the Supplemental Closing at the prime rate or its equivalent (as announced from time to time by Citibank, N.A.); PROVIDED, HOWEVER, that the Stockholder shall not be required to make any payment pursuant to this SECTION 1.4(g)(i) unless the Net Worth Deficiency exceeds One Hundred Thousand Dollars ($100,000).

             (ii)   If the Final Net Worth shall be more than the March 31,
1996 Net Worth (the amount of any such excess being referred to herein as the "Net Worth Excess"), UAG West shall pay to the Stockholders at the Supplemental Closing, by wire transfer of immediately available funds to an account designated in writing by the Stockholders two (2) Business Days prior to the date of the Supplemental Closing, an amount equal to the Net Worth Excess, together with interest on such amount from the Closing Date to the date of the Supplemental Closing at the prime rate or its equivalent (as announced from time to time by Citibank, N.A.);

            (iii)  "Net Worth" shall have the meaning ascribed to it in
SCHEDULE 1.4(g)(iii) delivered on the date hereof, which sets forth the calculation of Net Worth for March 31, 1996.

1.5 ADDITIONAL PURCHASE PRICE.

         (a) If the Companies, on a combined basis, achieve Pre-Tax Earnings (as defined below) of at least $15,000,000 for the period commencing on October 1, 1996 and ending on September 30, 1998 (the "Additional Payment Period"), then, in consideration for the sale of the Shares by the Stockholders to UAG West, UAG West will make an additional payment to the Stockholders (the "Additional Purchase Price Payment") in the aggregate amount set forth below (the "Additional Purchase Price Payment Amount"), which Additional Purchase Price Payment shall be allocated among the Stockholders pro rata:

If:                          Then:
TOTAL PRE-TAX EARNINGS (TE)  ADDITIONAL PURCHASE PRICE PAYMENT
                             AMOUNT

$15,000,000 to $15,999,999   $[(TE - 15,000,000) x 2 DIVIDED BY 3]

$16,000,000 or over          $[1,666,667 +[(TE - 16,000,000) DIVIDED BY 5]]

         (b) In the event that UAG West is required to make an Additional Purchase Price Payment, then UAG West shall pay to the Stockholders an aggregate amount equal to eighty (80%) percent of UAG's estimate of the Additional Purchase Price Payment Amount (the "Estimated Additional Purchase Price Payment") within thirty (30) days after the completion of the Additional Payment Period. Within sixty (60) days after the completion of the review by the Companies' certified public accountants of the financial statements prepared in accordance with SECTION 1.5(c) hereof covering the Additional Purchase Price Payment Period (but, in no event, more than 90 days after the end of the Additional Payment Period), (i) if the Additional Purchase Price Payment Amount shall exceed the amount of the Estimated Additional Purchase Price Payment (the amount of any such excess being referred to herein as the "Additional Purchase Price Payment Deficiency"), then UAG West shall pay to the Stockholders, by wire transfer of immediately available funds to accounts designated in writing by the Stockholders, an aggregate amount equal to the Additional Purchase Price Payment Deficiency, and (ii) if the Additional Purchase Price Payment Amount shall be less than the amount of the Estimated Additional Purchase Price Payment (the amount of any such deficiency being referred to herein as the "Additional Purchase Price Payment Surplus"), the Stockholders shall pay to UAG West, by wire transfer of immediately available funds to an account designated in writing by UAG West, an aggregate amount equal to the Additional Purchase Price Payment Surplus.

         (c) For purposes of this ARTICLE I, "Pre-Tax Earnings" shall mean the consolidated net earnings (or losses), before taxes, of the Companies, computed in accordance with the Accounting Principles and reflected on financial statements prepared in accordance with the Accounting Principles and reviewed by the certified public accountants of the Companies; PROVIDED, HOWEVER, that for purposes of this SECTION 1.5, Pre-Tax Earnings shall be calculated giving effect to the consolidated net earnings (or losses) of any satellites of existing franchises and Land Rover of Tucson, shall add back any LIFO inventory adjustments and shall be calculated without including (i) depreciation or amortization expenses; (ii) overhead expenses of UAG or UAG West attributed to the Companies; (iii) interest expenses relating to the Bank of America Note or any refinancing or replacement thereof; (iv) expenses relating to the Scottsdale Road Leases; (v) expenses relating to the Max Consulting Agreement; (vi) interest expense on any new debt (excluding new vehicle financing); (vii) direct expenses relating to the expansion of UAG West (through acquisitions, start-ups or otherwise); (viii) any additional rent expense resulting from the sale of any of the

Companies' facilities to a third party; or (ix) any distributions on capital stock permitted under SECTION 5.4(a)(vi) hereof.

1.6 DEPOSITS.

         (a) INITIAL DEPOSIT. Upon the execution of this Agreement by all of the parties hereto, UAG shall pay to the Stockholders, pro rata, a deposit in the aggregate amount of Five Hundred Thousand Dollars ($500,000) (the "Initial Deposit"). The Initial Deposit shall be non-refundable except that if this Agreement is terminated pursuant to SECTION 8 hereof (i) within thirty (30) days of the payment of the Initial Deposit to the Stockholders as the result of a material misrepresentation or omission on the financial statements set forth on
SCHEDULE 2.5 hereto or (ii) within five (5) days of the delivery by the Stockholders and the Companies of the Schedules set forth in ARTICLES 2 AND 3 hereof if the Schedules are not satisfactory to UAG, then, within five (5) days of such termination, the Stockholders shall refund to UAG Two Hundred and Fifty Thousand Dollars ($250,000) of the Initial Deposit. Without limitation of the foregoing, the Stockholders shall be entitled to keep the Initial Deposit if UAG and UAG West terminate this Agreement because of their failure to obtain the approval of their respective Boards of Directors as provided in SECTION 6.8 hereof.

         (b) SECOND DEPOSIT. Within five (5) days after the parties hereto receive (i) the approvals set forth in SECTION 6.11, and (ii) binding consents to the release at Closing of the 6925 Lease Guaranty, the 6905 Lease Guaranty, the Bank of America Note Guaranty, the Bank of America Flooring Guaranty, the Bank of America Real Property Guaranty I and the Bank of America Real Property Guaranty II (each of which is defined in SECTION 5.12 hereto) UAG shall pay to the Stockholders an additional deposit in the amount of Two Million Dollars ($2,000,000) (the "Second Deposit" and together with the Initial Deposit, the "Deposits"). If, after payment of the Second Deposit, this Agreement is terminated pursuant to SECTION 8.1 hereof, then, within five (5) days of such termination, the Stockholders shall refund the full amount of the Second Deposit; PROVIDED, HOWEVER, that the Stockholders shall have no obligation to refund the Second Deposit (i) if this Agreement is terminated by the Stockholders pursuant to SECTION 8.1(vi) or pursuant to SECTION 8.1(v) (unless such termination results from the failure to satisfy any condition set forth in the second sentence of SECTION 7.2(a), SECTION 7.2(b), SECTION 7.4, SECTION 7.6,
SECTION 7.7 or SECTION 7.12 and any such condition is not waived by the Stockholders) or (ii) if all conditions to Closing have been satisfied or are capable of being satisfied by UAG prior to the Closing Date (as determined in accordance with SECTION 1.2(d) hereof) and the Stockholders were prepared to transfer the Shares and the 6725 Shares to UAG West on the Closing Date and this Agreement is terminated by the Stockholders pursuant to SECTION 8.1(ii) hereof. If this Agreement is not terminated, then at the Closing, the Deposits shall be credited against the Base Price as set forth in ARTICLE I hereof.

1.7 MAAS NOTE.

         On or before the Closing Date, the Stockholders shall pay the outstanding principal and all accrued but unpaid interest on the Maas Note in full satisfaction of the Companies' obligations arising out of or relating to the Maas Note.

1.8 PURCHASE AND SALE OF SCOTTSDALE MANAGEMENT.

         (a) PURCHASE AND SALE. Upon the terms and subject to the conditions set forth in this Agreement, Knappenberger Trust shall sell to UAG West, and UAG West shall purchase from Knappenberger Trust, the Scottsdale Management Shares for an aggregate purchase price equal to Seven Hundred Fifty Thousand Dollars ($750,000) (the "Scottsdale Management Purchase Price"). At the Closing referred to in SECTION 1.2(b) hereof:

            (i) Knappenberger Trust shall sell, assign, transfer and deliver to UAG West the Scottsdale Management Shares representing 100% of the Scottsdale Management Common Stock and deliver the certificates representing such Scottsdale Management Shares accompanied by stock powers duly executed in blank; and

           (ii) UAG West shall accept and purchase the Scottsdale Management Shares from Knappenberger Trust and in payment therefor shall deliver to Knappenberger Trust immediately available funds in an aggregate amount equal to the Scottsdale Management Purchase Price by wire transfer to an account designated in writing by Knappenberger Trust or by certified funds.

         (b) NET WORTH. The parties acknowledge that, prior to the Closing Date, Knappenberger Trust will transfer the assets of Scottsdale Management to Knappenberger Trust (or to a third party) and the net worth of Scottsdale Management on the Closing Date will be zero.

                                      ARTICLE 2
                            REPRESENTATIONS AND WARRANTIES
                        OF THE COMPANIES AND THE STOCKHOLDERS

         Subject to the parties' agreement and acknowledgment that the Schedules referred to in this ARTICLE 2 are to be delivered by the Companies and the Stockholders no later than June 14, 1996, the Companies and the Stockholders hereby jointly and severally represent and warrant to UAG and UAG West as follows (except for representations and warranties relating to Scottsdale Management which are made solely by Knappenberger Trust). Where any representation or warranty is made "to the knowledge of the Stockholders" or to "the Stockholders' knowledge", or subject to a similar knowledge limitation, such representation or warranty is made to the knowledge of the Knappenberger Trust, Mr. Knappenberger, Brochick, Beskind, 6725 Brochick Trust, 6725 Beskind Trust, 6725 Knappenberger Trust, and, solely with respect to the

6905 Property, the Steven Knappenberger Revocable Trust II, dated May 12, 1992, or any of them, and shall include any information that any of them would or should have known in the exercise of reasonable diligence by an owner or lessor of commercial real property or an owner and operator of automobile and light truck dealerships, as the case may be.

2.1 ORGANIZATION AND GOOD STANDING.

         The Companies are corporations duly organized, validly existing and in good standing under the laws of the State of Arizona and have the corporate power and authority to own, lease and operate the properties used in their businesses and to carry on their businesses as now being conducted. The Companies are duly qualified to do business and are in good standing as a foreign corporation in each state and jurisdiction where qualification as a foreign corporation is required, except for such failures to be qualified and in good standing, if any, which when taken together with all other such failures of the Companies would not, or could not reasonably be expected to, in the aggregate have a Material Adverse Effect. SCHEDULE 2.1 hereto lists (i) the states and other jurisdictions where the Companies are so qualified and (ii) the assumed names under which the Companies conduct business. Attached to SCHEDULE 2.1(b) hereto are complete and correct copies of the Companies' Articles of Incorporation and Bylaws (including comparable governing instruments with different names), as amended and presently in effect.

2.2 SUBSIDIARIES.

         Except as set forth in SCHEDULE 2.2 and with respect to their interest in one another, the Companies do not have any interest or investment in any Person.

2.3 CAPITALIZATION.

         The authorized stock of the Companies and the number of shares of capital stock which are issued and outstanding are set forth on SCHEDULE 2.3 hereto. The shares listed on SCHEDULE 2.3 hereto constitute all the issued and outstanding shares of capital stock of the Companies and have been validly authorized and issued, are fully paid and nonassessable, have not been issued in violation of any preemptive rights or of any federal or state securities law and no personal liability attaches to the ownership thereof. There is no security, option, warrant, right, call, subscription, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly (i) calls for the issuance, sale, pledge or other disposition of any shares of capital stock of the Companies or any securities convertible into, or other rights to acquire, any shares of capital stock of the Companies, or (ii) obligates the Companies to grant, offer or enter into any of the foregoing, or
(iii) relates to the voting or control of such capital stock, securities or rights, except as set forth on SCHEDULE 2.3 hereto.

The Companies have not agreed to register any securities under the Securities Act of 1933, as amended (the "Securities Act").

2.4 AUTHORITY; APPROVALS AND CONSENTS.

         (a) The Companies have the corporate power and authority to enter into this Agreement and the documents referred to herein (the "Documents") to which they are a party and to perform their obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Documents to which they are a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by the Board of Directors of each of the Companies and no other corporate proceedings on the part of the Companies are necessary to authorize and approve this Agreement and the Documents and the transactions contemplated hereby and thereby. This Agreement has been, and on the Closing Date the Documents will be, duly executed and delivered by, and constitute valid and binding obligations of, each of the Companies, enforceable against the Companies in accordance with their respective terms.

         (b) Except as set forth in SCHEDULE 2.4, the execution, delivery and performance by each of the Companies and each Stockholder of this Agreement and the Documents to which it or he is a party and the consummation of the transactions contemplated hereby and thereby do not and will not:

            (i) contravene any provisions of the Articles of Incorporation or By-Laws (including any comparable governing instrument with a different name) of any Company;

           (ii) (after notice or lapse of time or both) conflict with, result in a breach of any provision of, constitute a default under, result in the modification or cancellation of, or give rise to any right of termination or acceleration in respect of, any Company Agreement which is material (as defined in SECTION 2.15 hereof) or require any consent or waiver of any party to any Company Agreement that would or could reasonably be expected to, in the aggregate, have a Material Adverse Effect;

          (iii) result in the creation of any security interest upon, or any person obtaining any right to acquire, any properties, assets or rights of the Companies (other than the rights of UAG West to acquire the Shares, the 6725 Shares and the Scottsdale Management Shares pursuant to this Agreement) that would or could reasonably be expected to, in the aggregate, have a Material Adverse Effect;

           (iv) violate or conflict with any Legal Requirements (as defined in SECTION 2.9 hereof) applicable to the Companies or any of their respective businesses or properties that would or could reasonably be expected to, in the aggregate, have a Material Adverse Effect; or

          (v) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority, except in connection with or in compliance with the provisions of the H-S-R Act (as defined in SECTION 5.3 hereof) that would or could reasonably be expected to, in the aggregate, have a Material Adverse Effect.

         Except as set forth in SCHEDULE 2.4 or referred to above, no authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental administrative or judicial authority is necessary to be obtained or made by the Companies to enable the Companies to continue to conduct their respective businesses and operations and use their respective properties after the Closing in a manner which is in all material respects consistent with that in which they are presently conducted.

2.5 FINANCIAL STATEMENTS.

         Except as otherwise indicated below, attached as SCHEDULE 2.5 are true and complete copies of:

           (i) (A) the unaudited balance sheets of the Companies as of December 31, 1995, and the related statements of income, stockholders' equity and cash flow for the fiscal year ended December 31, 1995, together with the notes thereto and (b) the unaudited balance sheets of the Companies as of December 31, 1994, and the related statements of income, stockholders' equity and cash flow for the fiscal year ended December 31, 1994, together with the notes thereto, in each case reviewed by and accompanied by the report of independent certified public accountants;

          (ii) the unaudited balance sheets of the Companies as of March 31, 1996 (the "Company Balance Sheets") and the unaudited statements of income and stockholders' equity for the month periods ended on such date, together with the notes thereto; and

         (iii) the financial statements for and as of March 31, 1996, provided to each franchiser of the Companies (each, a "Company Factory Statement" and, collectively, the "Company Factory Statements");

(all the foregoing financial statements (except for the financial statements referred to in clause (iii) above), including the notes thereto, being referred to herein collectively as the "Company Financial Statements"). The Company Financial Statements are in accordance with the books and records of the Companies, fairly present the financial position, results of operations, stockholders' equity and changes in financial position of the Companies as of the dates and for the periods indicated, in the case of the financial statements referred to in clause (i) above in conformity with GAAP consistently applied (except as otherwise indicated in such statements or in SCHEDULE 2.5 and except for the absence of footnote disclosure on interim financial statements) during such periods, and can be legitimately reconciled with the financial statements and the financial records maintained and the accounting methods applied by the Companies for federal income tax purposes, and the unaudited financial statements included in the Company Financial Statements indicate all adjustments, which consist of only normal recurring accruals, necessary for such fair presentations. The statements of income included in the Company Financial Statements do not contain any items of special or nonrecurring income except as expressly specified therein or as set forth in SCHEDULE 2.5, and the balance sheets included in the Company Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets, except as set forth in
SCHEDULE 2.5. The books and accounts of the Companies are complete and correct in all material respects and fairly reflect all of the transactions, items of income and expense and all assets and liabilities of the businesses of the Companies consistent with prior practices of the Companies.

2.6 ABSENCE OF UNDISCLOSED LIABILITIES.

         The Companies do not have any liability of any nature whatsoever (whether known or unknown, due or to become due, accrued, absolute, contingent or otherwise) that could exceed $50,000, including, without limitation, any unfunded obligation under employee benefit plans or arrangements as described in
SECTION 2.18 AND 2.19 hereof or liabilities for Taxes (as defined in SECTION 2.8 hereof), except for (i) liabilities reflected or reserved against on the most recent Company Financial Statements, (ii) current liabilities incurred in the ordinary course of business and consistent with past practice after the date of the Company Balance Sheets which, individually and in the aggregate, do not have, and cannot reasonably be expected to have, a Material Adverse Effect, and
(iii) liabilities disclosed on the Schedules hereto, including SCHEDULE 2.6 hereto.

2.7 ABSENCE OF MATERIAL ADVERSE EFFECT; CONDUCT OF BUSINESS.

         (a) Since December 31, 1995, the Companies have operated in the ordinary course of business consistent with past practice, except as set forth on SCHEDULE 2.7(a) hereto or as disclosed herein or on any Schedules hereto, and there has not been:

             (i) any material adverse change in the assets, properties, business, operations, net income or financial condition of the Companies, and no factor, event, condition or circumstance exists which threatens or may threaten to have a Material Adverse Effect;

            (ii) any material loss, damage, destruction or other casualty to the property or other assets of the Companies, whether or not covered by insurance;

           (iii) any change in any method of accounting or accounting practice of the Companies;

            (iv) any loss of the employment, services or benefits of any key employee of the Companies.

         (b) Since December 31, 1995, except as set forth in SCHEDULE 2.7(b) hereto or as disclosed herein or on any Schedules hereto, the Companies have not:

            (i) incurred any material obligation or liability (whether absolute, accrued, contingent or otherwise), except in the ordinary course of business consistent with past practice;

           (ii) failed to discharge or satisfy any lien or pay or satisfy any obligation or liability (whether absolute, accrued, contingent or otherwise), other than liabilities being contested in good faith and for which adequate reserves have been provided;

          (iii) mortgaged, pledged or subjected to any lien any of its property or other assets, except for mechanics' liens and liens for taxes not yet due and payable other than in the ordinary course in connection with any refinancing of indebtedness or acquisition of new inventory, property or equipment;

           (iv) sold or transferred any assets or cancelled any debts or claims or waived any rights, except in the ordinary course of business consistent with past practice;

            (v)     defaulted on any material obligation;

           (vi) entered into any material transaction, except in the ordinary course of business consistent with past practice;

          (vii) in any material respect, written down the value of any inventory or written off as uncollectible any accounts receivable or any portion thereof not reflected in the Company Financial Statements;

          (viii) granted any increase in the compensation or benefits of employees other than increases in accordance with past practice not exceeding 10% or entered into any employment or severance agreement or arrangement with any of them;

           (ix) made any individual capital expenditure in excess of $75,000, or aggregate capital expenditures in excess of $500,000 (in each case, excluding loaner cars), or additions to property, plant and equipment other than ordinary repairs and maintenance;

            (x) discontinued any franchise or the sale of any products or product line or program;

           (xi) incurred any material obligation or liability for the payment of severance benefits; or

          (xii) entered into any agreement or made any commitment to do any of the foregoing.

2.8 TAXES.

         Since January 1, 1990, the Companies and, for any period during all or part of which the tax liability of any other corporation was determined on a combined or consolidated basis with the Companies any such other corporation, have filed timely all federal, state, local and foreign tax returns, reports and declarations required to be filed (or have obtained or timely applied for an extension with respect to such filing) correctly reflecting the Taxes (as defined below) and all other information required to be reported thereon and have paid, or made adequate provision for the payment of, all Taxes which are due pursuant to such returns or pursuant to any assessment received by the Companies or any such other corporation. As used herein, "Taxes" shall mean all taxes, fees, levies or other assessments, including but not limited to income, excise, property, sales, franchise, withholding, social security and unemployment taxes imposed by the United States, any state, county, local or foreign government, or any subdivision or agency thereof or taxing authority therein, and any interest, penalties or additions to tax relating to such taxes, charges, fees, levies or other assessments. Copies of all income tax returns for the fiscal years ended after December 31, 1992 have been furnished to UAG or its representatives and such copies are accurate and complete as of the date hereof. The Companies have also furnished to UAG correct and complete copies of all notices and correspondence contesting any tax deficiency or asserting any tax deficiency after December 31, 1989 by the Companies to or from any federal, state or local tax authorities where the amount in dispute was in excess of $50,000. The Companies have adequately reserved for the payment of all Taxes with respect to periods ended on, prior to or through the Closing Date for which tax returns have not yet been filed. In the ordinary course, the Companies make adequate provision on their books for the payment of all Taxes (including for the current fiscal period) owed by the Companies. Except to the extent reserves therefor are reflected on the Company Balance Sheets, the Companies are not liable, or will not become liable, for any Taxes for any period ending on, prior to or through the Closing Date. Except as set forth on SCHEDULE 2.8 hereto, after December 31, 1989 the Companies have not been subject to a federal tax audit of any kind or a state tax audit of any kind where the dispute was in excess of $50,000, and no adjustment has been proposed by the Internal Revenue Service ("IRS") with respect to any return for any subsequent year. With respect to the audits referred to on SCHEDULE 2.8 hereto, no such audit has resulted in an adjustment in excess of $50,000 in taxes, penalties and interest. Neither the Companies nor any Stockholder knows of any basis for an assertion of a deficiency for Taxes against the Companies. The Stockholders will cooperate, and will cause their Affiliates to cooperate, with the Companies in the filing of any returns and in any audit or refund claim proceedings involving Taxes for which the Companies may be liable or with respect to which the Companies may be entitled to a refund.

2.9 LEGAL MATTERS.

         (a) Except as set forth on SCHEDULE 2.9(a) hereto, (i) there is no claim, action, suit, litigation, investigation, inquiry, review or proceeding (collectively, "Claims") pending against, or, to the knowledge of the Stockholders, threatened against or affecting, the Companies, the Real Property, the Improvements (both as defined in SECTION 2.10 hereof) or any ERISA Plan (as defined in SECTION 2.18(a) hereof) or any of their respective properties or rights before or by any court, arbitrator, panel, agency or other governmental, administrative or judicial entity, domestic or foreign, nor is any basis known to the Stockholders for any such Claims, and (ii) the Companies are not subject to any judgment, decree, writ, injunction, ruling or order (collectively, "Judgments") of any governmental, administrative or judicial authority, domestic or foreign.

         (b) The businesses of the Companies are being conducted in compliance with all laws, ordinances, codes, rules, regulations, standards, judgments and other requirements of all governmental, administrative or judicial entities (collectively, "Legal Requirements") applicable to the Companies or any of their respective businesses or properties, except where the failure to be in such compliance could not reasonably be expected to have a Material Adverse Effect. The Companies hold, and are in compliance with, all material franchises, licenses, permits, registrations, certificates, consents, approvals or authorizations (collectively, "Permits") required by all applicable Legal Requirements except where the failure to hold or be in compliance with such Permits could not reasonably be expected to have a Material Adverse Effect. A list of all such permits is set forth on SCHEDULE 2.9(b) hereof.

         (c) The Companies own or hold all Permits material to the conduct of its business. No event has occurred and is continuing which permits, or after notice or lapse of time or both would permit, any modification or termination of any Permit.

2.10     PROPERTY.

         (a) The properties and assets owned by or leased to the Companies are adequate for the conduct of the respective businesses of the Companies as presently conducted and no properties and assets presently used in the business of the Companies are owned by any Affiliates of the Companies (other than one of the other Companies and except for the leased property at 6905 E. McDowell Road, Scottsdale, Arizona, or as set forth on SCHEDULE 2.10 hereto). Set forth on SCHEDULE 2.10 hereto is a list of all interests in real property owned by or leased to the Companies (including all such real property owned by the Companies or leased by the Stockholders (directly or indirectly) and used in the businesses of the Companies) and of all options or other contracts to acquire any such interest (collectively, the "Real Property"). In all material respects, the improvements to the Real Property ("Improvements") and the machinery, equipment and other tangible property (the "Tangible Property") owned or used by or leased to the Companies are in good operating condition and in good repair and are fit for the particular purposes for which they are used by the Companies, subject only to ordinary wear and tear. The Real Property, Tangible Property and all Improvements owned or leased by the Companies conform in all material respects with all applicable laws, ordinances, rules and regulations and other Legal Requirements and such Improvements do not encroach in any material respect on property of others. To the Stockholders' knowledge, there are no latent defects with respect to the Improvements. The Real Property is currently zoned to permit the conduct of the respective businesses of the Companies as presently conducted, and there is no pending or threatened application for changes in the zoning applicable to the respective Real Property. Except as set forth in SCHEDULE 2.10 Certificates of Occupancy have been issued with respect to the Improvements without special conditions or restrictions that limit the Companies' ability to operate their businesses after the Closing in a manner consistent with past practices. To the knowledge of the Stockholders, all utilities servicing the Real Property and the Improvements are provided by publicly-dedicated utility lines and are installed and operational. No written or, to the knowledge of the Stockholders, oral notice of any pending, threatened or contemplated action by any governmental authority or agency having the power of eminent domain has been given to the Companies or the Stockholders with respect to the Real Property. All contractors, subcontractors and other persons or entities furnishing work, labor, materials or supplies with respect to any of the Real Property, Improvements or Tangible Property have been, or in the ordinary course will be, paid and there are no liens against such property in connection therewith.

2.11     ENVIRONMENTAL MATTERS.

         (a) Except as set forth on SCHEDULE 2.11(a) hereto, (i) the Companies, the Real Property and the Improvements are, and any property formerly owned, occupied or leased by the Companies were, during the period of ownership, occupancy or lease by the Companies, in compliance with all Environmental Laws (as defined below), (ii) the Companies have obtained all Environmental Permits (as defined below), (iii) such Environmental Permits are in full force and effect, and (iv) the Companies are in compliance with all terms and conditions of such Environmental Permits.

As used herein, "Environmental Laws" shall mean all applicable requirements of environmental, public or employee health and safety, public or community right-to-know, ecological or natural resource laws or regulations or controls, including all applicable requirements imposed by any law (including without limitation common law), rule, order, or regulations of any federal, state, or local executive, legislative, judicial, regulatory, or administrative agency, board, or authority, or any applicable private agreement (such as covenants, conditions and restrictions), which relate to, (i) noise, (ii) pollution or protection of the air, surface water, groundwater, or soil, (iii) solid, gaseous, or liquid waste generation, treatment, storage, disposal or transportation, (iv) exposure to Hazardous Materials (as defined below), or (v) regulation of the manufacture, processing, distribution and commerce, use, or storage of Hazardous Materials. As used herein, "Environmental Permits" shall mean all permits, licenses, approvals, authorizations, consents or registrations required under applicable Environmental Law in connection with the ownership, use and/ or operation of the Companies' businesses or the Real Property or Improvements.

         As used in this SECTION 2.11, "Hazardous Materials" shall mean, collectively, (i) those substances included within the definitions of or identified as "hazardous chemicals," "hazardous waste," "hazardous substances," "hazardous materials," "toxic substances" or similar terms in or pursuant to, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. 9601 ET SEQ.) ("CERCLA"), as amended by Superfund Amendments and Reauthorization Act of 1986 (Pub. L. 99-499, 100 State, 1613), the Resource Conservation and Recovery Act of 1976 (42 U.S.C.
Section 6901 ET SEQ.) ("RCRA"), the Occupational Safety and Health Act of 1970 (29 U.S.C. Section 651 ET SEQ.) ("OSHA"), and the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 ET SEQ. ("HMTA"), and in the regulations promulgated pursuant to such laws, all as amended, (ii) those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR part 302 and amendments thereto), (iii) any material, waste or substance which is or contains
(a) petroleum, including crude oil or any fraction thereof, natural gas, or synthetic gas usable for fuel or any mixture thereof, (b) asbestos, (c) polychlorinated biphenyls, (d) designated as a "hazardous substance" pursuant to
Section 311 of the Clean Water Act, 33 U.S.C. Section 1251 ET SEQ. (33 U.S.C.
Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317), (e) flammable explosives, (F) radioactive materials, and
(iv) such other substances, materials and wastes which are or become regulated or classified as hazardous, toxic or as "special wastes" under any Environmental Laws.

         (b) Except as set forth in SCHEDULE 2.11(b), the Companies and the Stockholders have not violated, done or suffered any act which could give rise to liability under, and are not otherwise exposed to liability under, any Environmental Law. No event has occurred with respect to the Real Property or the Improvements nor, to the knowledge of the Stockholders, during the period of ownership, lease or occupancy by the Companies of any property formerly owned, occupied or leased by the Companies has an event occurred, which, with the passage of time or the giving of notice, or both, would constitute a violation of or non-compliance with any applicable Environmental Law. Except as set forth in SCHEDULE 2.11(b), the Companies have no contingent liability under any Environmental Law; and there are no liens under any Environmental Law on the Real Property.

         (c) Except as set forth on SCHEDULE 2.11(c) hereto, (i) neither the Companies, the Real Property or any portion thereof, the Improvements, or, to the knowledge of the Stockholders, any property formerly owned, occupied or leased by the Companies, nor, to the knowledge of the Stockholders, any property adjacent to the Real Property is being used or has been used for the treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Materials or as a landfill or other waste disposal site and there has been no spill, release or migration of any Hazardous Materials on or under the Real Property and no Hazardous Material is present on or under the Real Property (provided, however, that certain petroleum products are stored and handled on the Real Property in the ordinary course of the Companies' businesses in compliance with all Environmental Laws including the existing regulations of the United States Environmental Protection Agency requiring spill protection, overfill protection and corrosion protection by December 22, 1998), (ii) none of the Real Property or portion thereof, the Improvements or, during the period of ownership, lease or occupancy by the Companies, any property formerly owned, occupied or leased by the Companies has been subject to investigation by any governmental authority evaluating the need to investigate or undertake Remedial Action (as defined below) at such property, and (iii) to the knowledge of the Stockholders, none of the Real Property, the Improvements or, during the period of ownership, lease or occupancy by the Companies, any property formerly owned, occupied or leased by the Companies, or, to the knowledge of the Companies or the Stockholders, any site or location where the Companies sent waste of any kind, is identified on the current or proposed (a) National Priorities List under 40 C.F.R. 300 Appendix B, (b) Comprehensive Environmental Response Compensation and Liability Inventory System list, or (c) any list arising from any statute analogous to CERCLA. As used herein, "Remedial Action" shall mean any action required to (i) clean up, remove or treat Hazardous Materials, (ii) prevent a release or threat of release of any Hazardous Material, (iii) perform pre-remedial studies, investigations or post-remedial monitoring and care, (iv) cure a violation of Environmental Law or (v) take corrective action under sections 3004(u), 3004(v) or 3008(h) of RCRA or analogous state law.

         (d) Except as set forth on SCHEDULE 2.11(d) hereto, there have been and are no (i) aboveground or underground storage tanks, subsurface disposal systems, or wastes, drums or con-tainers disposed of or buried on, in or under the ground or any surface waters,
(ii) asbestos or asbestos containing materials or radon gas, (iii) polychlorinated biphenyls ("PCB") or PCB-containing equipment, including transformers, or (iv) wetlands (as defined under any Environmental Law) located within any portion of the Real Property, nor have any liens been placed upon any portion of the Real Property, the Improvements or, to the knowledge of the Stockholders, have any liens been placed upon any property formerly owned, occupied or leased by the Companies in connection with any actual or alleged liability under any Environmental Law.

         (e) Except as set forth on SCHEDULE 2.11(e) hereto, (i) there is no pending or, to the knowledge of the Stockholders, threatened claim, litigation, or administrative proceeding, or known prior claim, litigation or administrative proceeding, arising under any Environmental Law involving any of the Companies, the Real Property, the Improvements, any property formerly owned, leased or occupied by the Companies, any offsite contamination affecting the business of the Companies or any operations conducted at the Real Property, (ii) there are no ongoing negotiations with or agreements with any governmental authority relating to any Remedial Action or other environmentally related claim, (iii) the Companies have not submitted notice pursuant to Section 103 of CERCLA or analogous statute or notice under any other applicable Environmental Law reporting a release of a Hazardous Material into the environment, and (iv) the Companies have not received any notice, claim, demand, suit or request for information from any governmental or private entity with respect to any liability or alleged liability under any Environmental Law, nor to knowledge of the Stockholders, and the Companies, has any other entity whose liability therefor, in whole or in part, may be attributed to the Companies, received such notice, claim, demand, suit or request for information.

         (f) By June 14, 1996, the Stockholders and the Companies shall have provided to UAG all environmental studies and reports in their possession, and shall have advised UAG of any material environmental studies and reports known to them but not in their possession, pertaining to the Real Property, the Improvements, the Companies and any property formerly owned, occupied or leased by the Companies, and have permitted (or will have permitted as of the Closing
Date), the testing of the soil, groundwater, building components, tanks, containers and equipment on the Real Property, the Improvements, by UAG or UAG's agents or experts as they have or shall have deemed necessary or appropriate to confirm the condition of such properties.

2.12     INVENTORIES.

         The values at which inventories are carried on the Company Balance Sheets and Company Factory Statements reflect the normal, LIFO inventory valuation policies of the Companies, and, in the case of the Company Balance Sheets, such values are in conformity with GAAP consistently applied (except as disclosed on

SCHEDULE 2.5 hereto). In all material respects, the inventories reflected on the Company Balance Sheets and Company Factory Statements or arising since the date thereof are currently marketable and can reasonably be anticipated to be sold in the ordinary course of business (subject to the reserve for obsolete, off-grade or slow-moving items that is reflected in the Company Balance Sheets), except for spare parts inventory which inventory is, in all material respects, good and usable.

2.13     ACCOUNTS RECEIVABLE.

         In all material respects, the accounts receivable reflected on the Company Balance Sheets are, and all accounts receivable that will be or will have been reflected on the Closing Date Balance Sheets, will be good, and have been or will have been collected or are collectible, without resort to litigation, within 90 days of the Closing Date, and are subject to no valid defenses, setoffs or counterclaims other than normal cash discounts accrued in the ordinary course of business.

2.14     INSURANCE.

         All material properties and assets of the Companies which are of an insurable character are insured against loss or damage by fire and other risks to the extent and in the manner reasonable in light of the risks attendant to the businesses and activities in which the Companies are engaged and, to the knowledge of the Stockholders, customary for companies engaged in similar businesses or owning similar assets. Set forth on SCHEDULE 2.14 hereto is a list and brief description (including the name of the insurer, the type of coverage provided, the amount of the annual premium for the current policy period, the amount of remaining coverage and deductibles and the coverage period) of all policies for such insurance and the Companies have made or will make available to UAG true and complete copies of all such policies. All such policies are in full force and effect are sufficient for all applicable requirements of law and will not in any way be affected by or terminated or lapsed by reason of the consummation of the transactions contemplated by this Agreement. Except as described in SCHEDULE 2.14, no notice of cancellation or non-renewal with respect to, or disallowance of any claim under, any such policy has been received by the Companies.

2.15     CONTRACTS; ETC.

         As used in this Agreement, the term "Company Agreements" shall mean all mortgages, indenture notes, agreements, contracts, leases, licenses, franchises, obligations, instruments or other commitments, arrangements or understandings of any kind, whether written or oral, binding or non-binding, (including all leases and other agreements referred to on SCHEDULE 2.10 hereto) to which either of the Companies is a party or by which either of the Companies or any of their respective assets or properties (including the Real Property and the Improvements) may be bound or affected, including all amendments, modifications, extensions or renewals of any of the foregoing. Set forth on SCHEDULE 2.15 hereto is a complete and accurate list of each Company Agreement which is material (i.e., involves payments over a period of twelve months or less of $100,000 or more and is not cancelable at will without penalty) to the business, operations, assets or condition (financial or otherwise) of the Companies. True and complete copies of all written Company Agreements referred to on SCHEDULE 2.15 and
SCHEDULE 2.10 hereto, exclusive of individual vehicle titles and/or manufacturer's certificates of origin and floor plan liens applicable to individual vehicles, have been delivered or made available to UAG, and the Companies have provided UAG with accurate and complete written summaries of all such Company Agreements which are unwritten. Except as set forth on SCHEDULE 2.15, the Companies are not, nor, to the knowledge of the Stockholders is, any other party thereto, in breach of or default under any Company Agreement, and no event has occurred which (after notice or lapse of time or both) would become a breach or default under, or would permit modification, cancellation, acceleration or termination of, any Company Agreement or result in the creation of any lien upon, or any Person obtaining any right to acquire, any properties, assets or rights of the Companies in any such case where such breach, default or other event would have, or could reasonably be expected to have, a Material Adverse Effect. To the knowledge of the Stockholders, there are no material unresolved disputes involving any of the Companies under any Company Agreement.

2.16     LABOR RELATIONS.

         (a) The Companies have paid or made provision for the payment of all salaries and accrued wages and have complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes, and have withheld and paid to the appropriate governmental authority, or are holding for payment not yet due to such authority, all amounts required by law or agreement to be withheld from the wages or salaries of their employees.

         (b) Except as described in Sections 6.12, 6.13 AND 6.14 and as set forth on SCHEDULE 2.16(b) hereto, the Companies are not a party to any (i) outstanding employment agreements or contracts with officers or employees providing for annual compensation in excess of $100,000 that are not terminable at will, or that provide for payment of any bonus or commission expected to exceed $100,000, (ii) agreement, policy or practice that requires any of them to pay termination or severance pay to salaried, non-exempt or hourly employees (other than as required by law), (iii) collective bargaining agreement or other labor union contract applicable to persons employed by the Companies, nor do the Stockholders know of any activities or proceedings of any labor union to organize any such employees. The Companies have furnished to UAG complete and correct copies of all such agreements ("Employment and Labor Agreements"). The Companies have not breached or otherwise failed to comply with any provisions of any Employment or Labor Agreement.

         (c) Except as set forth in SCHEDULE 2.16(c) hereto, (i) there is no unfair labor practice charge or complaint pending before the National Labor Relations Board ("NLRB"), (ii) there is no labor strike, material slowdown or material work stoppage or lockout actually pending or, to the Stockholders' knowledge, threatened, against or affecting the Companies, and the Companies have not experienced any strike, material slow down or material work stoppage, lockout or other collective labor action by or with respect to employees of the Companies, (iii) there is no representation claim or petition pending before the NLRB or any similar foreign agency and no question concerning representation exists relating to the employees of the Companies, (iv) there are no charges with respect to or relating to the Companies pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment-practices, (v) the Companies have not received formal notice from any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of the Companies and, to the knowledge of the Stockholders, no such investigation is in progress and (vi) the consents of the unions that are parties to any Employment and Labor Agreements are not required to complete the transactions contemplated by this Agreement and the Documents.

         (d) The Companies have never caused any "plant closing" or "mass layoff" as such actions are defined in the Worker Adjustment and Retraining Notification Act, as codified at 29 U.S.C. Sections 2101-2109, and the regulations promulgated therein.

2.17     EMPLOYEE BENEFIT PLANS.

         (a) Set forth on SCHEDULE 2.17(a) hereto is a true and complete list of:

            (i) each employee pension benefit plan, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA"), maintained by the Companies or to which the Companies are required to make contributions ("Pension Benefit Plan"); and

           (ii) each employee welfare benefit plan, as defined in Section 3(1) of ERISA, maintained by the Companies or to which the Companies are required to make contributions ("Welfare Benefit Plan").

         True and complete copies of all Pension Benefit Plans and Welfare Benefit Plans (collectively, "ERISA Plans") have been delivered to or made available to UAG together with, as applicable with respect to each such ERISA Plan, trust agreements, summary plan descriptions, all IRS determination letters or applications therefor with respect to any Pension Benefit Plan intended to be qualified pursuant to Section 401 (a) of the Internal Revenue Code of 1986, as amended (the "Code"), and valuation or actuarial reports, accountant's opinions, financial statements, IRS Form 5500s (or 5500-C or 5500-
R) and summary annual reports for the last three years.

         (b) With respect to the ERISA Plans, except as set forth on SCHEDULE 2.17(b):

            (i) there is no ERISA Plan which is a "multiemployer" plan as that term is defined in Section 3(37) of ERISA ("Multiemployer Plan");

           (ii) to the knowledge of the Stockholders, no event has occurred or is threatened or about to occur which would constitute a prohibited transaction under Section 406 of ERISA or under Section 4975 of the Code;

          (iii) each ERISA Plan has complied with the reporting and disclosure requirements imposed under ERISA and the Code; and

           (iv) no ERISA Plan is liable for any federal, state, local or foreign Taxes.

         (c) Each Pension Benefit Plan intended to be qualified under Section 401(a) of the Code:

            (i) has been qualified, from its inception, under Section 401(a) of the Code, and the trust established thereunder has been exempt from taxation under Section 501(a) of the Code and is currently in compliance with applicable federal laws;

           (ii) has been operated, since its inception, in accordance with its terms and, to the knowledge of the Stockholders, there exists no fact which would materially adversely affect its qualified status; and

          (iii) to the knowledge of the Stockholders, is not currently under investigation, audit or review by the IRS and no such action is contemplated or under consideration and the IRS has not asserted that any Pension Benefit Plan is not qualified under Section 401(a) of the Code or that any trust established under a Pension Benefit Plan is not exempt under
    Section 501(a) of the Code.

         (d) None of the Companies' Pension Benefit Plans is a defined benefit plan under Section 414(j) of the Code.

         (e) None of the Companies' Pension Benefit Plans to which ERISA has applied has been or is being terminated, nor is termination contemplated with respect to any such plans.

         (f) The approximate aggregate of the amounts of contributions by the Companies to be paid or accrued under ERISA Plans for the current fiscal year is set forth on SCHEDULE 2.17(f) (the "Aggregate ERISA Contributions"), and the Aggregate ERISA Contributions are not expected to exceed the total amount set forth on SCHEDULE 2.17(f). To the extent required in accordance with GAAP, the Company Balance Sheets reflect in the aggregate an accrual of all amounts of employer contributions accrued but unpaid by the Companies under the ERISA Plans as of the date of the Company Balance Sheets.

         (g)  With respect to the Welfare Benefit Plans:

            (i) Except as set forth on SCHEDULE 2.17(g), there are no material liabilities of the Companies under Welfare Benefit Plans with respect to any condition which relates to a claim filed on or before the Closing Date.

           (ii) To the knowledge of the Stockholders, no claims for benefits are in dispute or litigation.

2.18     OTHER BENEFIT AND COMPENSATION PLANS OR ARRANGEMENTS.

         (a) Set forth on SCHEDULE 2.18(a) hereto is a true and complete list of:

            (i) each employee stock purchase, employee stock option, employee stock ownership, deferred compensation, performance, bonus, incentive, vacation pay, holiday pay, insurance, severance, retirement, excess benefit or other plan, trust or arrangement which is not an ERISA Plan whether written or oral, which the Companies maintain or are required to make contributions to;

           (ii) each other agreement, arrangement, commitment and understanding of any kind, whether written or oral, with any current or former officer, director or consultant of the Companies pursuant to which payments in excess of $100,000 per individual may be required to be made at any time following the date hereof (including, without limitation, any employment, deferred compensation, severance, supplemental pension, termination or consulting agreement or arrangement); and

          (iii) each employee of the Companies whose aggregate compensation for the fiscal year ended December 31, 1995 exceeded, and whose aggregate compensation for the fiscal year ended December 31, 1996 is likely to exceed, $100,000. True and complete copies of all of the written plans, arrangements and agreements referred to on SCHEDULE 2.18(a) ("Compensation Commitments") have been provided to UAG together with, where prepared by or for the Companies, any valuation, actuarial or accountant's opinion or other financial reports with respect to each Compensation Commitment for the last three years. An accurate and complete written summary has been provided to UAG with respect to any Compensation Commitment which is unwritten.

         (b)  Each Compensation Commitment:

            (i) since its inception, has been operated in all material respects in accordance with its terms;

           (ii) to the knowledge of the Stockholders, is not currently under investigation, audit or review by the IRS or any other federal or state agency and (to the knowledge of the Companies or the Stockholders) no such action is contemplated or under consideration;

          (iii) has no material liability for any federal, state, local or foreign Taxes;

           (iv) to the knowledge of the Stockholders, has no claims subject to dispute or litigation; and

            (v) has met all applicable requirements, if any, of the Code and ERISA.

2.19     TRANSACTIONS WITH INSIDERS.

         Set forth on SCHEDULE 2.19 hereto is a complete and accurate description of all material transactions between the Companies or any ERISA Plan, on the one hand, and any Insider, on the other hand, that have occurred since January 1, 1995. For purposes of this Agreement:

           (i) the term "Insider" shall mean the Stockholders, any director or officer of the Companies, and any Affiliate (other than the Companies), Associate or Relative of any of the foregoing persons;

           (ii) the term "Associate" used to indicate a relationship with any person means (a) any corporation, partnership, joint venture or other entity (other than the Companies) of which such person is an officer or partner or is, directly or indirectly, through one or more intermediaries, the beneficial owner of 30% or more of (1) any class or type of equity securities or other profits interest or (2) the combined voting power of interests ordinarily entitled to vote for management or otherwise, and (b) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and

          (iii) a "Relative" of a person shall mean such person's spouse, such person's parents, sisters, brothers, children and the spouses of the foregoing, and any member of the immediate household of such person.

2.20     PROPRIETY OF PAST PAYMENTS.

         To the knowledge of the Stockholders, no funds or assets of the Companies have been used for illegal purposes; no unrecorded funds or assets of the Companies have been established for any purpose; no accumulation or use of the Companies' corporate funds or assets has been made without being properly accounted for in the respective books and records of the Companies; all payments by or on behalf of the Companies have been duly and properly recorded and accounted for in their respective books and records; no false or artificial entry has been made in the books and records of the Companies for any reason; no payment has been made by or on behalf of the Companies with the understanding that any part of such payment is to be used for any purpose other than that described in the documents supporting such payment; and the Companies have not made, directly or indirectly, any illegal contributions to any political party or candidate, either domestic or foreign. Neither the IRS nor any other federal, state, local or foreign government agency or entity has initiated or threatened any investigation of any payment made by the Companies of, or alleged to be of, the type described in this SECTION 2.20.

2.21     INTEREST IN COMPETITORS.

         Except as set forth on SCHEDULE 2.21, neither the Companies nor the Stockholders, nor any of their Affiliates, have any interest, either by way of contract or by way of investment (other than as holder of not more than 4.9% of the outstanding capital stock of a publicly traded Person, so long as such holder has no other connection or relationship with such Person) or otherwise, directly or indirectly, in any Person other than the Companies that is engaged in the retail sale of automobiles or light duty trucks in the United States.

2.22     BROKERS.

         Neither the Companies, nor any director, officer or employee thereof, nor the Stockholders or any representative of the Stockholders, has employed any broker or finder or has incurred or will incur any broker's, finder's or similar fees, commissions or expenses, in each case in connection with the transactions contemplated by this Agreement or the Documents.

2.23     ACCOUNTS.

         SCHEDULE 2.23 hereof correctly identifies each bank account maintained by or on behalf or for the benefit of the Companies and the name of each person with any power or authority to act with respect thereto.

2.24     DISCLOSURE.

         Neither the Companies nor the Stockholders has made any material misrepresentation to UAG or UAG West relating to the Companies, the Shares, the 6725 Shares or the Scottsdale Manage-ment Shares and neither the Companies nor the Stockholders has omitted to state to UAG any material fact relating to the Companies or the Shares, the 6725 Shares or the Scottsdale Manage-ent Shares which is necessary in order to make the information given by or on behalf of the Companies or the Stockholders to UAG not misleading or which if disclosed would reasonably affect the decision of a person considering an acquisition of the Shares, the 6725 Shares or the Scottsdale Management Shares.

2.25     WORKING CAPITAL.

    On the Closing Date, the aggregate net working capital of the Companies (other than Scottsdale Management and 6725), as reflected on the Estimated Closing Date Balance Sheet (as defined in Section 6.6 hereof) will be equal to or greater than the aggregate net working capital of the Companies as of March 31, 1996 as reflected on the Company Balance Sheets, and such net working capital will be sufficient to operate the respective businesses of the Companies (other than Scottsdale Management and 6725) consistent with past practices.

                                      ARTICLE 3
                            REPRESENTATIONS AND WARRANTIES
                                 OF THE STOCKHOLDERS

         Subject to the parties' agreement and acknowledgment that the Schedules referred to in this ARTICLE 3 are to be delivered by the Companies and the Stockholders no later than June 14, 1996, each Stockholder hereby jointly and severally further represents and warrants to UAG as follows (except for representations and warranties relating to Scottsdale Management which are made solely by Knappenberger Trust). Where any representation or warranty is made "to the knowledge of the Stockholders" or to "the Stockholder's knowledge", or subject to a similar knowledge limitation, such representation or warranty is made to the knowledge of the Knappenberger Trust, Mr. Knappenberger, Brochick, Beskind, 6725 Brochick Trust, 6725 Beskind Trust, 6725 Knappenberger Trust, and, solely with respect to the 6905 Property, the Steven Knappenberger Revocable Trust II, dated May 12, 1992, or any of them, and shall include any information that any of them would or should have known in the exercise of reasonable diligence by an owner or lessor of commercial real property or an owner and operator of automobile and light truck dealerships, as the case may be.

3.1 OWNERSHIP OF SHARES; TITLE.

         Each Stockholder is the owner of record and beneficially of the Shares, the 6725 Shares and the Scottsdale Management Shares as set forth on
SCHEDULE 3.1 hereof and has, and shall transfer to UAG West at the Closing, good and marketable title to the Shares, the 6725 Shares and the Scottsdale Management Shares owned by him, free and clear of any and all security interests, liens, encumbrances, proxies and voting or other agreements except restrictions on transfer imposed by applicable federal and state securities laws.

3.2 AUTHORITY.

         Each Stockholder has all requisite power and authority and has full legal capacity and is competent to execute, deliver and perform this Agreement and the Documents to which he or it is a party and to consummate the transactions contemplated hereby and thereby (including the disposition of the Shares, the 6725 Shares and the Scottsdale Management Shares to UAG West as contemplated by this Agreement). This Agreement has been duly executed and delivered by each Stockholder and constitutes, and the Documents to which each Stockholder is a party when executed and delivered by each Stockholder will constitute, a valid and binding obligation of each Stockholder, enforceable against each Stockholder in accordance with its terms. Except as set forth on
SCHEDULE 3.2, the execution, delivery and performance of this Agreement and the Documents by each Stockholder and the consummation of the transactions contemplated hereby and thereby do not and will not:

            (i) (after notice or lapse of time or both) conflict with, result in a breach of any provision of, constitute a default under, result in the modification or cancellation of, or give rise to any right of termination or acceleration in respect of, any material contract, agreement, commitment, understanding, arrangement or restriction to which any Stockholder is a party or to which any Stockholder or any of such Stockholder's property is subject;

           (ii) violate or conflict with any Legal Requirements applicable to any Stockholder or any of such Stockholder's businesses or properties; or

          (iii) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority, except in connection with or in compliance with the provisions of the H-S-R Act.

3.3 REAL PROPERTY AND IMPROVEMENTS.

         The owners of each of the Purchased Real Property (the "Owners") as set forth on SCHEDULE 3.3(a) hereof own the Purchased Real Property and the Improvements thereon in fee simple, free and clear of all liens, claims and encumbrances, except the leases and options described in SCHEDULE 2.10 hereof, those disclosed in the title insurance commitments described in SECTION 6.17 hereof and in SCHEDULE 3.3(b) hereof, none of which currently adversely affect the use of the Purchased Real Property and the Improvements thereon for the conduct of the respective businesses of the Companies as presently conducted. With regard to the Purchased Real Property, the aggregate principal and interest on the Bank of American real estate loans relating thereto is approximately Ten Million Six Hundred Thousand Dollars ($10,600,000), the Purchased Real Property does not secure any other indebtedness other than indebtedness of the Companies to Bank of America and there are no defaults under any indebtedness secured by the Purchased Real Property. No assessments have been made against any portion of the Real Property which are unpaid (except ad valorem taxes and assessments for the current year that are not yet due and payable), whether or not they have become liens. The Owners of the Purchased Real Property are solvent and none have made a general assignment for the benefit of creditors, nor been adjudicated bankrupt, nor has a receiver been appointed with respect to any of their properties. To the Stockholders' knowledge, there are no disputes concerning the location of the lines and corners of the Real Property. Except as provided herein, no one has been granted any right to purchase or lease the Purchased Real Property or the Improvements thereon other than existing lessees under the leases in favor of the Companies or Mr. Knappenberger, which are to be terminated at Closing.

                                      ARTICLE 4
                        REPRESENTATIONS AND WARRANTIES OF UAG

         Subject to the parties' agreement and acknowledgment that the Schedules referred to in this ARTICLE 4 are to be delivered by UAG no later than June 14, 1996, UAG hereby represents and warrants to the Companies and the Stockholders as follows:

4.1 ORGANIZATION AND GOOD STANDING.

         Each of UAG and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the corporate power and authority to own, lease and operate the properties used in its business and to carry on its business as now being conducted. Each of UAG and each of its subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each state and jurisdiction where qualification as a foreign corporation is required, except for such failures to be qualified and in good standing, if any, which when taken together with all other such failures of UAG and its subsidiaries would not, or could not reasonably be expected to, in the aggregate have a material adverse effect on UAG and its subsidiaries, taken as a whole. Attached hereto as
SCHEDULE 4.1 are complete and correct copies of UAG's Certificate of Incorporation and By-laws, as amended and presently in effect.

4.2 CAPITALIZATION.

         The authorized stock of UAG and UAG West and the number of shares of capital stock which are issued and outstanding are set forth on SCHEDULE 4.2 hereto. The shares listed on SCHEDULE 4.2 hereto constitute all the issued and outstanding shares of capital stock of UAG and UAG West and have been validly autho-rized and issued, are fully paid and nonassessable, have not been issued in violation of any preemptive rights or of any federal or state securities law and no personal liability attaches to the ownership thereof. There is no security, option, warrant, right, call, subscription, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly (i) calls for the issuance, sale, pledge or other disposition of any shares of capital stock of UAG and UAG West or any securities convertible into, or other rights to acquire, any shares of capital stock of UAG and UAG West or
(ii) obligates UAG and UAG West to grant, offer or enter into any of the foregoing, or (iii) relates to the voting or control of such capital stock, securities or rights, except as set forth on SCHEDULE 4.2 hereto.

4.3 AUTHORITY; APPROVALS AND CONSENTS.

         (a) UAG and UAG West have the corporate power and authority to enter into this Agreement and the Documents to which they are a party and to perform their respective obligations hereunder and thereunder. Unless this Agreement is terminated prior to July 10, 1996, then, on or before July 10, 1996, the execution, delivery and performance of this Agreement and the Documents to which they are a party and the consummation of the transactions contemplated hereby and thereby will have been duly authorized and approved by the Board of Directors of UAG and UAG West and no other corporate proceedings on the part of UAG or UAG West will be necessary to authorize and approve this Agreement and the Documents and the transactions contemplated hereby and thereby. This Agreement has been, and on the Closing Date the Documents will be, duly executed and delivered by, and constitute valid and binding obligations of UAG and UAG West, enforceable against UAG and UAG West in accordance with their respective terms.

         (b) Except as set forth on SCHEDULE 4.3 hereto, the execution, delivery and performance by UAG and UAG West of this Agreement and the Documents to which they are a party and the consummation of the transactions contemplated hereby and thereby do not and will not:

                (i) contravene any provisions of the Certificates of Incorporation or Bylaws of UAG or UAG West;

               (ii) (after notice or lapse of time or both) conflict with, result in a breach of any provision of, constitute a default under, result in the modification or cancellation of, or give rise to any right of termination or acceleration in respect of, any mortgage, indenture, note, agreement, contract, lease, license, franchise, obligation, instrument, or other commitment, arrangement or understanding of any kind that is material to the business, operation or assets of UAG or its subsidiaries, taken as a whole (each a "UAG Agreement") or, require any consent or waiver of any party to any UAG Agreement other than agreements the breach or violation of which could not reasonably be expected to have a material adverse effect on the business, operation, assets or condition (financial or otherwise) of UAG, UAG West and their subsidiaries taken as a whole (a "UAG Material Adverse Effect");

          (iii) result in the creation of any security interest upon, or any person obtaining any right to acquire, any properties, assets or rights of UAG or any UAG subsidiary that would or could reasonably be expected to have a UAG Material Adverse Effect;

           (iv) violate or conflict with any Legal Requirements applicable to UAG or any UAG subsidiary or any of their respective businesses or properties that would or could reasonably be expected to have a UAG Material Adverse Effect; or

            (v) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority, except in connection with the provisions of the H-S-R Act that would or could reasonably be expected to have a UAG Material Adverse Effect.

4.4 FINANCIAL STATEMENTS.

         Attached as SCHEDULE 4.4 are true and complete copies of:

            (i) the audited consolidated balance sheet of UAG and its subsidiaries as of December 31, 1994 and the unaudited consolidated balance sheet of UAG and its subsidiaries as of December 31, 1995 and the related audited consolidated statements of income, stockholders' equity and cash flows for the fiscal years ended on such dates, together with the notes thereto, and, in the case of the December 31, 1994 statements, examined by and accompanied by the report of Coopers & Lybrand, independent certified public accountants; and

           (ii) the unaudited consolidated balance sheet of UAG and its subsidiaries as of March 31, 1996 (the "UAG Balance Sheet"), and the unaudited consolidated statements of income, stockholders' equity and cash flows for the month period ended on such date, together with the notes thereto;

(all the foregoing financial statements, including the notes thereto, being referred to herein collectively as the "UAG Financial Statements"). The UAG Financial Statements are in accordance with the books and records of UAG and its subsidiaries, fairly present the consolidated financial position, results of operations, stockholders' equity and changes in financial position of UAG and its subsidiaries as of the dates and for the periods indicated, in each case in conformity with GAAP consistently applied (except as otherwise indicated in such statements) during such periods, and can be legitimately recon-ciled with the financial statements and the financial records maintained and the accounting methods applied by UAG and its subsidiaries for federal income tax purposes, and the unaudited financial statements included in the UAG Financial Statements indicate all adjustments, which consist of only normal recurring accruals, necessary for such fair presentations. The statements of income included in the UAG Financial Statements do not contain any items of special or nonrecurring income except as expressly specified therein, and the balance sheets included in the UAG Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets, except as expressly stated therein. The books and accounts of UAG and its subsidiaries are complete and correct in all material respects and fairly reflect all of the transactions, items of income and expense and all assets and liabilities of the businesses of UAG and its subsidiaries consistent with prior practices of UAG and its subsidiaries.

4.5 BROKERS.

         Neither UAG, UAG West nor any of their directors, officers or employees has employed any broker or finder or has incurred or will incur any broker's, finder's or similar fees, commissions or expenses, in each case in connection with the transactions contemplated by this Agreement or the Documents.

4.6 DISCLOSURE.

         Neither UAG nor UAG West has made any material misrepresentation to the Stockholders and neither UAG nor UAG West has omitted to state to the Stockholders any material fact relating to UAG or UAG West which is necessary in order to make the information given by UAG or UAG West not misleading or which if disclosed would reasonably affect the decision of the seller of a business to UAG.

4.7 FINANCIAL CAPACITY.

    UAG and UAG West have the financial capacity to consummate the transactions and to comply with all of their obligations on the terms set forth herein.

                                      ARTICLE 5
                         COVENANTS AND ADDITIONAL AGREEMENTS

5.1 ACCESS; CONFIDENTIALITY.

         Between the date hereof and the Closing Date, the Stockholders and the Companies will (i) provide to the officers and other authorized representatives of UAG and UAG West full access, during normal business hours, to any and all premises, properties, files, books, records, documents, and other information of the Companies and will cause their officers to furnish to UAG and UAG West and their authorized representatives any and all financial, technical and operating data and other information pertaining to the businesses and properties of the Companies, and (ii) make available for inspection and copying by UAG and UAG West true and complete copies of any documents relating to the foregoing. UAG and UAG West will hold in confidence (unless and to the extent compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law) all Confidential Information (as defined below) of the Companies and will not disclose the same to any third party except in connection with obtaining financing and otherwise as may reasonably be necessary to carry out this Agreement and the transactions contemplated hereby, including any due diligence review by or on behalf of UAG and UAG West, provided that any such third party is advised of and is bound by the confidentiality provisions hereof. If this Agreement is terminated, UAG and UAG West will promptly return to the Companies, upon the reasonable request of the Companies, all Confidential Information furnished by the Companies and held by UAG and UAG West, including all copies and summaries thereof. As used herein, "Confidential Information" shall mean all information concerning a party obtained in connection with the transactions contemplated by this Agreement, except information (x) ascertainable or obtained from public information, (y) received from a third party not employed by or otherwise affiliated with the Companies and not known to the recipient to be bound by an obligation of confidentiality or (z) which is or becomes known to the public, other than through a breach by UAG of this Agreement. The Stockholders will hold in confidence (unless and to the extent compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law) all Confidential Information of UAG and will not disclose the same to any third party except in connection with obtaining financing and otherwise as may reasonably be necessary to carry out this Agreement and the transactions contemplated hereby, including any due diligence review by or on behalf of the Stockholders. If this Agreement is terminated, the Stockholders will promptly return to UAG, upon the reasonable request of UAG, all Confidential Information furnished by UAG and held by the Stockholders, including all copies and summaries thereof.

5.2 FURNISHING INFORMATION; ANNOUNCEMENTS.

         The Stockholders and the Companies, on the one hand, and UAG and UAG West, on the other hand, will, as soon as practicable after reasonable request therefor, furnish to the other all the information concerning the Stockholders and the Companies or UAG and UAG West, respectively, required for inclusion in any statement or application made by UAG or the Companies to any governmental or regulatory body or in connection with obtaining any third party consent in connection with the transactions contemplated by this Agreement. Neither the Stockholders nor the Companies, on the one hand, nor UAG nor UAG West, on the other hand, or any representative thereof, shall issue any press releases or otherwise make any public statement with respect to the transactions contemplated hereby without the prior consent of the other, except as may be required by law.

5.3 ANTITRUST IMPROVEMENTS ACT COMPLIANCE.

         UAG and UAG West and the Stockholders and the Companies, as applicable, shall each file or cause to be filed with the Federal Trade Commission and the United States Department of Justice any notifications required to be filed by the respective "ultimate parent" entities under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "H-S-R Act"), and the rules and regulations promulgated thereunder, with respect to the transactions contemplated herein. UAG shall be responsible for all expenses (except for Stockholders' attorney's fees) incurred in the preparation of the H-S-R Act filings and the filing fee to be paid in connection with the H-S-R Act filings. The parties shall use their reasonable best efforts to make such filings promptly, to respond to any requests for additional information made by either of such agencies, to cause the waiting periods under the H-S-R Act to terminate or expire at the earliest possible date and to resist vigorously, at their respective cost and expense (including, without limitation, the institution or defense of legal proceedings) any assertion that the transactions contemplated herein constitute a violation of the antitrust laws, all to the end of expediting consummation of the transactions contemplated herein; PROVIDED, HOWEVER, that if UAG or the Stockholders shall determine after issuance of any preliminary injunction that continuing such resistance is not in their best interests, UAG or the Stockholders, as the case may be, may, by written notice to the other party, terminate this Agreement with the effect set forth in
SECTION 8.2 hereof.

5.4 CERTAIN CHANGES AND CONDUCT OF BUSINESS.

         (a) From and after the date of this Agreement and until the Closing Date, the Companies shall, and the Stockholders shall cause the Companies to, conduct their respective businesses solely in the ordinary course consistent with past practices and, without the prior written consent of UAG, which consent shall not be unreasonably withheld, neither the Stockholders nor the Companies will, except as required or permitted pursuant to the terms hereof or as set forth in SCHEDULE 5.4, permit the Companies to:

            (i) make any material change in the conduct of their respective businesses and operations or enter into any transaction other than in the ordinary course of business consistent with past practices;

           (ii) make any change in their Articles of Incorporation or By-laws, issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities or issue any security convertible into or exchangeable for their capital stock or alter any material term of any of their outstanding securities or make any change in their outstanding shares of capital stock or other ownership interests or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

          (iii) (A) incur, assume or guarantee any indebtedness for borrowed money, issue any notes, bonds, debentures or other corporate securities or grant any option, warrant or right to purchase any thereof, except pursuant to transactions in the ordinary course of business consistent with past practices, (B) issue any securities convertible or exchangeable for debt securities of the Companies, or (C) issue any options or other rights to acquire from the Companies, directly or indirectly, debt securities of the Companies or any security convertible into or exchangeable for such debt securities;

           (iv) except as permitted hereby, make any sale, assignment, transfer, abandonment or other conveyance of any of their assets or any part thereof, except transactions pursuant to existing contracts set forth in SCHEDULE 2.15 hereto and dispositions of inventory or of worn-out or obsolete equipment for fair or reasonable value in the ordinary course of business consistent with past practices;

            (v) subject any of their assets, or any part thereof, to any lien or suffer such to be imposed other than such liens as may arise in the ordinary course of business consistent with past practices by operation of law which will not have, or cannot reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

           (vi) declare, set aside or pay any dividends or other distributions (whether in cash, stock, property or any combination thereof) in respect of any shares of their capital stock which could reasonably be expected to decrease the aggregate Net Worth of the Companies below the March 31, 1996 Net Worth or redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

          (vii) acquire any assets, raw materials or properties, or enter into any other transaction, other than in the ordinary course of business consistent with past practices;

         (viii) enter into any new (or amend any existing) employee benefit plan, program or arrangement or any new (or amend any existing) employment, severance or consulting agreement, grant any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any employee, except in accordance with pre-existing contractual provisions or consistent with past practices;

           (ix) make or commit to make any individual material capital expenditure in excess of $75,000, or aggregate capital expenditures in excess of $500,000, in each case excluding loaner cars;

            (x) except as permitted hereby, pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of their Affiliates except in the ordinary course of business consistent with past practice;

           (xi) guarantee any indebtedness for borrowed money or any other obligation of any other person, other than in the ordinary course of business consistent with past practice;

          (xii) fail to keep in full force and effect insurance comparable in amount and scope to coverage maintained by the Companies (or on behalf of the Companies) on the date hereof;

         (xiii) make any loan, advance or capital contribution to or investment in any person outside the ordinary course of business;

          (xiv) make any change in any method of accounting or accounting principle, method, estimate or practice except for any such change required by reason of a concurrent change in GAAP or write-down the value of any inventory or write-off as uncollectible any accounts receivable except in the ordinary course of business consistent with past practices;

           (xv) settle, release or forgive any material claim or litigation or waive any material right;

          (xvi) make, enter into, modify, amend in any material respect or terminate any material commitment, bid or expenditure, other than in the ordinary course of business consistent with past practice;

         (xvii) take any other action that would cause any of the representations and warranties made by the Companies in this Agreement not to remain true and correct; or

        (xviii)   commit itself to do any of the foregoing.

         (b) From and after the date hereof and until the Closing Date, the Companies will use their reasonable best efforts to, and the Stockholders will use their reasonable best efforts to, cause the Companies to:

                (i) continue to maintain, in all material respects, their properties in accordance with present practices in a condition suitable for their current use;

               (ii) comply in all material respects with all applicable Environmental Laws, and, in the event the Companies shall receive notice that there exists a violation of any Environmental Law with respect to their operations or any Real Property, promptly (and in any event within the time period permitted by the applicable governmental authority) commence action to and pursue until complete any removal or remedy related to such violation in accordance with all applicable Environmental Laws;

              (iii) file, when due or required, federal, state, foreign and other tax returns and other reports required to be filed and pay when due all taxes, assessments, fees and other charges lawfully levied or assessed against the Companies unless the validity thereof is contested in good faith and by appropriate proceedings diligently conducted;

               (iv) keep their books of account, records and files in the ordinary course and in accordance with existing practices;

                (v) preserve their business organization intact and continue to maintain existing business relationships with suppliers, customers and others with whom business relationships exist other than relationships that are, at the same time, not economically beneficial to them; and

               (vi) continue to conduct their business in the ordinary course consistent with past practices.

5.5 NO INTERCOMPANY PAYABLES OR RECEIVABLES.

         Except as disclosed on SCHEDULE 5.5 hereto, at the Closing there will be no intercompany payables or intercompany receivables due and/or owing between the Stockholders and their Affiliates (other than the Companies) on the one hand, and the Companies, on the other hand, other than those incurred in the ordinary course of business generally disclosed in the Notes to the Companies' financial statements or elsewhere herein, including any Schedule hereto.

5.6 NEGOTIATIONS.

         Until the earlier of 180 days from the date hereof and the termination of this Agreement, no Stockholder, nor the Companies, nor their officers, directors, employees, advisors, agents, representatives, Affiliates or anyone acting on behalf of the Stockholders, the Companies or such persons, shall, directly or indirectly, encourage, solicit, initiate or engage in discussions or negotiations with, or provide any information to, any person (other than UAG or its representatives) concerning any merger, sale of assets (other than in the ordinary course of business), purchase or sale of shares of capital stock or similar transaction involving the Companies. The Stockholders shall promptly communicate to UAG any serious inquiries or communications concerning any such transaction (including the identity of any person making such inquiry or communication) which any Stockholder may receive or of which any Stockholder may become aware.

5.7 CONSENTS; COOPERATION.

         Subject to the terms and conditions hereof, the Stockholders and the Companies and UAG will use their respective reasonable best efforts at their own expense:

                (i) to obtain prior to the earlier of the date required (if so required) or the Closing Date, all waivers, permits, licenses, approvals, authorizations, qualifications, orders and consents of all third parties and governmental authorities, and make all filings and registrations with governmental authorities which are required on their respective parts for
    (a) the consummation of the transactions contemplated by this Agreement,
    (b) the ownership or leasing and operating after the Closing by the Companies of all their material properties and (c) the conduct after the Closing by the Companies of their respective businesses as conducted by them on the date hereof;

               (ii) to defend, consistent with applicable principles and requirements of law, any lawsuit or other legal proceedings, whether judicial or administrative, whether brought derivatively or on behalf of third persons (including governmental authorities) challenging this Agreement or the transactions contemplated hereby and thereby; and

              (iii) to furnish each other such information and assistance as may reasonably be requested in connection with the foregoing.

5.8 ADDITIONAL AGREEMENTS.

         Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its reasonable best efforts at its own expense to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers of the Companies shall take all such necessary action.

5.9 INTERIM FINANCIAL STATEMENTS.

         Within thirty (30) days after the end of each calendar month after the date of this Agreement, the Companies will deliver to UAG unaudited balance sheets of the Companies, and UAG will deliver to the Stockholders unaudited consolidated balance sheets of UAG, in each case as at the end of such calendar month and at the end of the corresponding calendar month of the preceding fiscal year, together with the related unaudited statements of income and, with regard to UAG, the unaudited statements of cash flow for the fiscal months then ended. All such financial statements shall fairly present the financial position and results of operations of the Companies and UAG, as applicable, as of the date or for the periods indicated. All unaudited financial statements delivered pursuant to this SECTION 5.9 shall be prepared on a basis consistent with the Company Financial Statements and the UAG Financial Statements, as applicable.

5.10     NOTIFICATION OF CERTAIN MATTERS.

         Between the date hereof and the Closing, each party to this Agreement will give prompt notice in writing to the other party hereto of: (i) any information that indicates that any representation or warranty of such party contained herein was not true and correct as of the date hereof or will not be true and correct as of the Closing, (ii) the occurrence of any event which could result in the failure to satisfy a condition specified in ARTICLE 6 or ARTICLE 7 hereof, as applicable, (iii) any notice or other communication from any third person alleging that the consent of such third person is or may be required in connection with the transactions contemplated by this Agreement, and (iv) in the case of the Stockholders and the Companies, any notice of, or other communication relating to, any default or event which, with notice or lapse of time or both, would become a default under any Company Agreement, except where such default could not reasonably be expected to have a Material Adverse Effect. Each party hereto will (x) promptly advise the other party hereto of any event that has, or could in the future have, a Material Adverse Effect or material adverse effect on UAG and its subsidiaries, taken as a whole, as applicable, (y) confer on a regular and frequent basis with one or more designated representatives of the other party to report operational matters and to report the general status of ongoing operations, and (z) notify the other party of any emergency or other change in the normal course of business or in the operation of the properties of the Companies and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or adjudicatory proceedings involving any property of the Companies or UAG, as applicable, and will keep the other party fully informed of such events and permit UAG's representatives access to all materials prepared in connection therewith. Each Stockholder shall give prompt notice to UAG of any notice or other communication from any third person asserting any right, title or interest in any of the Shares held by such Stockholder (including, without limitation, any threat to commence, or notice of the commencement of any action or other proceeding with respect to the Shares) or the occurrence of any other event of which such Stockholder has knowledge which could result in any failure to consummate the sale of the Shares, the 6725 Shares or the Scottsdale Management Shares as contemplated hereby.

5.11     ASSURANCE BY THE STOCKHOLDERS.

         The Stockholders and Mr. Knappenberger shall cause each of the Companies to comply with their respective covenants set forth in this Agreement.

5.12     RELEASE OF GUARANTEES.

         UAG and UAG West shall use their reasonable best efforts to cause the Stockholders and their spouses as applicable, Mr. Knappenberger and his spouse as applicable, and the Steven Knappenberger Revocable Trust II to be released from all personal liability relating to the personal guarantees of (i) the obligations under the Max Consulting Agreement ("Max Consulting Guaranty"); (ii) the obligations arising out of the 6925 Lease ("6925 Lease Guaranty"); (iii) the obligations arising out of the 6905 Lease ("6905 Lease Guaranty"); (iv) the obligations arising out of the Bank of America Note ("Bank of America Note Guaranty"); (v) the obligations arising out of that certain Second Amended and Restated Automobile Flooring and Security Agreement dated November 27, 1995 between certain of the Companies and the Bank of America Arizona ("Bank of America Flooring Guaranty"); (vi) the obligations arising out of that certain Promissory Note Secured by Deed of Trust dated December 30, 1993 by SA as maker in favor of Bank of America Arizona in the original principal sum of $2,593,332 ("Bank of American Real Property Guaranty I"); (vii) the obligations arising out of that certain Promissory Note Secured by Deed of Trust dated December 30, 1993 by Marion K. Bolin, as trustee of H.M. Knappenberger Trust No. 1, No. 2 and No. 3 as maker in favor of Bank of America Arizona in the principal sum of $2,077,332 ("Bank of America Real Property Guaranty II") and (viii) the obligations arising out of the Scottsdale Road Leases.

5.13     ACCESS TO RECORDS.

         After Closing, UAG shall provide the Stockholders with reasonable access to the books and records of the Companies.

5.14     BANK OF AMERICA NOTE.

         The Stockholders shall cause the Companies to pay all principal and interest on the Bank of America Note that becomes due and payable from the date hereof until the Closing Date and shall not permit the principal outstanding under the Bank of America Note to be increased between the date hereof and the Closing Date.

5.15     SPORTS TICKETS.

         At Mr. Knappenberger's request, the Companies shall assign to Mr. Knappenberger any and all rights that the Companies have to sports tickets and, to the extent that the Companies assign such rights to Mr. Knappenberger, Mr. Knappenberger shall assume any liabilities or obligations of the Companies in connection therewith.

5.16     MANUFACTURERS' AND DISTRIBUTORS' APPROVAL.

         As soon as practicable after the date hereof, Mr. Knappenberger shall initiate and UAG shall seek the consent, authorization and approval of each of the manufacturers and distributors whose consent is required for the transactions contemplated hereby. Mr. Knappenberger and UAG shall use their best efforts to obtain the consent, authorization and approval of such manufacturers and distributors, within 90 days of the date hereof, on terms substantially similar to those granted to the Companies immediately prior to the execution of this Agreement; PROVIDED, HOWEVER, that UAG shall accept any reasonable requirements of the manufacturers or distributors so long as those requirements could not be expected to have a material adverse effect on UAG, UAG West or the Companies. UAG acknowledges that certain manufacturer's agreements include a right of first refusal in favor of the manufacturer in the event of a sale such as the transaction contemplated herein and the parties acknowledge that any manufacturer attempting to exercise such right shall be deemed to have not consented to the transactions.

5.17     BANK OF AMERICA NOTE.

         On the Closing Date, UAG West shall make a capital contribution to the Companies in an aggregate amount equal to the principal and accrued but unpaid interest on the Bank of America Note as of the Closing Date ("the Payoff Amount"), and the Companies shall pay the Payoff Amount to Bank of America in full satisfaction of the Bank of America Note.

5.18     UAG FINANCIAL STATEMENTS.

         On or before June 30, 1996, UAG shall deliver to the Stockholders the audited consolidated balance sheet of UAG and its subsidiaries as of December 31, 1995, and the related consolidated statements of income and cash flows for the fiscal year then ended, together with the notes thereto, accompanied by the report of Coopers & Lybrand, independent certified public accountants.

5.19     LEASE/PURCHASE OPTION.

         The parties acknowledge and agree that, prior to the Closing Date, Sun BMW may transfer or assign its rights to purchase that certain real property known as 1144 E. Camelback

Road, Scottsdale, Arizona to Beskind, Brochick and Knappenberger Trust, or their mutually agreed upon assignee.

5.20     ENVIRONMENTAL STUDIES.

    UAG shall obtain Phase I environmental studies of the Real Property. At its option, UAG may also obtain Phase II environmental studies. The cost of all Phase I studies shall be borne by UAG and the cost of all Phase II studies that are recommended as a result of a Phase I study shall be borne one-half by UAG and one-half by the Stockholders. UAG and UAG West shall indemnify and hold the Stockholders and the Companies harmless from any injury, cost, liability or expense to person or property caused by their testing of the Real Property as permitted hereunder.

5.21     MAINTENANCE OF KNAPPENBERGER TRUST.

    The Knappenberger Trust shall not, and Mr. Knappenberger both individually and as Trustee of the Knappenberger Trust, shall not permit the Knappenberger Trust (i) to be revoked or otherwise terminated prior to its satisfaction of all of its obligations (including contingent obligations) hereunder (the "Obligations") or (ii) to distribute or otherwise transfer or assign its assets if immediately after such distribution, transfer or assignment, it would have insufficient assets to satisfy its Obligations, unless, prior to such revocation, transfer, distribution or assignment either (x) the persons or entities receiving the Knappenberger Trust's assets agree in writing to assume the Obligations or (y) Mr. Knappenberger agrees in writing to assume the Obligations, in each case to the extent necessary to satisfy any deficiency created by the distribution, transfer or revocation; PROVIDED, HOWEVER, that nothing in this SECTION 5.21 shall be deemed to modify or expand such Obligations.

5.22     SALE OF PURCHASED REAL PROPERTY TO A THIRD PARTY.

         Prior to the Closing, with the consent of the Stockholders and the Companies, which consent will not be unreasonably withheld, and subject to the Real Estate Purchase Agreement (as defined herein), UAG and UAG West may contract to sell all of the Purchased Real Property to a third party, provided that such consent shall be given if (i) the sale occurs simultaneously with the Closing hereunder, (ii) the purchaser fully assumes all obligations of the Purchaser under the Real Estate Purchase Agreement, (iii) all loans secured by the Purchased Real Estate are refinanced and all security arrangements are released, or the purchaser fully assumes all such loans and security arrangements and, in either case, all existing guarantees are released, (iv) the Stockholders and Seller (as defined in the Real Estate Purchase Agreement) receive proportionately with their interests as they may agree 75% of any consideration payable by the purchaser which exceeds the approximately Ten Million Six Hundred Thousand Dollars ($10,600,000) in real estate-related loans which are secured by the Purchased Real Property, and (v) the sale has no adverse effect on the Companies' other indebtedness or lending relationships, including their ability to obtain any necessary consents to the transactions contemplated herein.

5.23     COMPANY INDEBTEDNESS.

         The Companies shall pay all principal and interest on all indebtedness listed on SCHEDULE 1.2(c) hereof that becomes due and payable from the date hereof until the Closing Date.

                                      ARTICLE 6
                            CONDITIONS TO THE OBLIGATIONS
                             OF UAG TO EFFECT THE CLOSING

         The obligations of UAG and UAG West required to be performed by them at the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, each of which may be waived by UAG or UAG West as provided herein except as otherwise required by applicable law:

6.1 REPRESENTATIONS AND WARRANTIES; AGREEMENTS; COVENANTS.

         Each of the representations and warranties of the Companies and the Stockholders contained in this Agreement shall be true and correct in all material respects as of the date hereof and (having been deemed to have been made again at and as of the Closing) shall be true and correct in all material respects as of the Closing. Each of the obligations of the Companies and the Stockholders required by this Agreement to be performed by them at or prior to the Closing shall have been duly performed and complied with in all material respects as of the Closing. At the Closing, UAG shall have received a certificate, dated the Closing Date and duly executed by the Stockholders and the Chairman or President of each of the Companies, to the effect that the conditions set forth in the two preceding sentences have been satisfied.

6.2 AUTHORIZATION; CONSENTS.

         (a) All corporate action necessary to authorize the execution, delivery and performance of this Agreement and the Documents, and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Companies. All filings required to be made under the H-S-R Act in connection with the transactions contemplated hereby shall have been made and all applicable waiting periods with respect to each such filing, including any extensions thereof, shall have expired or been terminated.

         (b) All notices to, and declarations, filings and registrations with, and consents, authorizations, approvals and waivers from, governmental and regulatory bodies and third persons (including, but not limited to, all automobile manufacturers with whom the Companies have entered into a franchise agreement (or comparable instrument) (subject to the provisions of SECTION 5.16 hereof), the Companies' lenders (subject to the provisions of SECTION 1.2(c) hereof) and the lessors under the Leases) required to consummate the transactions contemplated hereby and all consents or waivers shall have been made or obtained.

6.3 OPINIONS OF THE COMPANIES' AND THE STOCKHOLDERS' COUNSEL.

         UAG and UAG West shall have been furnished with the opinion of counsel for the Companies and the Stockholders, dated the Closing Date, in form and substance reasonably satisfactory to UAG, UAG West and their counsel, which opinion shall have been rendered with respect to substantially those matters contained in SECTIONS 2.1, 2.3, 2.4, 2.9(a), 3.1 AND 3.2 hereof. In rendering the foregoing opinion, such counsel may rely as to factual matters upon representations and warranties made by the Stockholders herein and upon certificates or other documents furnished by officers, directors and stockholders for their opinions. Such counsel may specify the state or states in which they are admitted to practice, that they are not admitted to the Bar in any other state or experts in the law of any other state, that such opinions are limited to Arizona and federal laws, and that, where appropriate, such opinions are to the knowledge of those persons working on this transaction.

6.4 ABSENCE OF LITIGATION.

         No order, stay, injunction or decree of any court of competent jurisdiction in the United States shall be in effect (i) that prevents or delays the consummation of any of the transactions contemplated hereby or (ii) would impose any limitation on the ability of UAG or UAG West effectively to exercise full rights of ownership of the Shares, the 6725 Shares and the Scottsdale Management Shares. No action, suit or proceeding before any court or any governmental or regulatory entity shall be pending (or threatened by any governmental or regulatory entity), and no investigation by any governmental or regulatory entity shall have been commenced (and be pending), seeking to restrain or prohibit (or questioning the validity or legality of) the consummation of the transactions contemplated by this Agreement or seeking damages in connection therewith which UAG or UAG West, in good faith and with the advice of counsel, believes makes it undesirable to proceed with the consummation of the transactions contemplated hereby.

6.5 NO MATERIAL ADVERSE EFFECT.

         During the period from December 31, 1995 to the Closing Date, there shall not have been any material adverse change in the assets, properties, business, operations, net income or financial condition of the Companies taken as a whole.

6.6 WORKING CAPITAL REQUIREMENTS.

         On the Closing Date, the Stockholders shall deliver to UAG balance sheets of the Companies dated as of the most recent practicable date preceding the Closing Date, prepared in accordance with the Accounting Principles (the "Estimated Closing Date Balance Sheets"). The Estimated Closing Date Balance Sheets shall show as of the date thereof aggregate net working capital for the Companies (other than 6725 and Scottsdale Management) equal or greater than the aggregate net working capital for the Companies (other than 6725 and Scottsdale Management) on March 31, 1996 as reflected on the Company Balance Sheets.

6.7 COMPLETION OF DUE DILIGENCE.

         UAG and UAG West shall have completed their due diligence examination of the Companies, the Real Property and the Improvements and the results of such examination, including any Phase I and Phase II environmental audits of the Companies, the Real Property and the Improvements, shall be reasonably satisfactory to UAG and UAG West; PROVIDED, HOWEVER, that, with the exception of due diligence relating to any environmental issues as to which UAG and UAG West shall have 90 days to complete from execution hereof, such due diligence shall be completed, and shall be deemed completed, no later than thirty (30) days after the execution of this Agreement. UAG and UAG West shall have five (5) Business Days from the completion of the due diligence period to notify the Stockholders of any objections arising out of the due diligence examination. If the Stockholders do not cure or otherwise satisfy all such objections within ten
(10) Business Days of the receipt of such notice (the "Cure Period") and UAG and UAG West do not terminate this Agreement pursuant to SECTION 8.1 hereof by sending a notice of termination to the Stockholders within five (5) Business Days after the expiration of the Cure Period, this condition shall be deemed to be satisfied.

6.8 BOARD APPROVAL.

         The Board of Directors of UAG and UAG West shall have approved the consummation of all of the transactions contemplated by this Agreement, PROVIDED, HOWEVER, that this condition shall be deemed waived after July 10, 1996 unless on or before July 10, 1996, UAG notifies the Stockholders that this condition has not been met.

6.9 CERTIFICATES.

         The Stockholders and the Companies shall have furnished UAG and UAG West with a certificate, dated as of the Closing Date, executed by the Stockholders certifying to the fulfillment of the conditions set forth in
SECTION 6.5 AND 6.6 hereof and shall have furnished UAG and UAG West with such any other certificates of its officers and others as UAG and UAG West may reasonably request to evidence compliance with the conditions set forth in this
ARTICLE 6.

6.10     LEGAL MATTERS.

         All certificates, instruments, opinions and other documents required to be executed or delivered by or on behalf of the Stockholders and the Companies under the provisions of this Agreement, and all other actions and proceedings required to be taken by or on behalf of the Stockholders and the Companies in furtherance of the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to counsel for UAG and UAG West.

6.11     APPROVAL OF MANUFACTURERS AND DISTRIBUTORS.

         The Stockholders and the Companies shall have obtained the consent, authorization and approval of the manufacturers and distributors whose consent is required on terms substantially similar to those granted to the Companies immediately prior to the execution of this Agreement; PROVIDED, HOWEVER, that UAG shall accept any reasonable requirements of the manufactures or distributors so long as these requirements could not reasonably be expected to have a material adverse effect on UAG, or the Companies.

6.12     KNAPPENBERGER EMPLOYMENT AGREEMENT.

         Mr. Knappenberger shall have entered into the Knappenberger Employment Agreement on the terms set forth in SECTION 1.2(c).

6.13     BESKIND EMPLOYMENT AGREEMENT.

         Beskind shall have entered into the Beskind Employment Agreement on the terms set forth in SECTION 1.2(c).

6.14     BROCHICK EMPLOYMENT AGREEMENT.

         Brochick shall have entered into the Brochick Employment Agreement on the terms set forth in SECTION 1.2(c).

6.15     PURCHASE OF REAL PROPERTY.

         The Stockholders shall have taken all action necessary on their part to effect the sale of the 6905 Property pursuant to the terms and conditions of the Real Estate Purchase Agreement and all conditions to Closing under the Real Estate Purchase Agreement not in UAG West's control shall have been satisfied.

6.16     NONDISTURBANCE AGREEMENTS.

         UAG shall have been provided with nondisturbance agreements in form and substance reasonably satisfactory to the Companies and UAG with respect to the properties that are the subject of the Leases; PROVIDED, HOWEVER, to the extent the respective lessees under the Leases are not entitled to obtain nondisturbance agreements pursuant to the terms of the Leases,

UAG and UAG West may not cancel this Agreement as a result of the Stockholders' or the lessees' inability to obtain such nondisturbance agreements so long as the Stockholders and the lessees have used their reasonable best efforts to obtain nondisturbance agreements.

6.17     TITLE INSURANCE.

         (a) Promptly following execution of this Agreement, the Companies shall arrange for First American Title Insurance Company ("Escrow Agent") to deliver current preliminary title reports (the "Reports") on the Real Property to UAG West and the Companies. The Reports shall show the status of title to the Real Property as of the date of the Reports and shall be accompanied by legible copies of all documents referred to in the Reports.

         (b) Promptly following delivery of the Reports, UAG West shall cause ALTA surveys of the Real Property (the "Surveys") to be prepared by an Arizona licensed civil engineer or land surveyor, at UAG West's expense. The Surveys shall be certified to be accurate, complete and correct to UAG, UAG West, the Companies and the Escrow Agent and shall be in a form acceptable to Escrow Agent for issuance of the title insurance required by this SECTION 6.17.

         (c) UAG West shall have ten (10) Business Days (the "Review Period") following receipt of both the Reports and the Surveys to approve or disapprove any Survey matters and the status of title as shown by the Reports and the Surveys; provided that such matters may be disapproved only if they, in UAG West's reasonable judgment, have a Material Adverse Effect. If Escrow Agent issues a supplemental or amended title report (and Escrow Agent shall issue such report no later than ten (10) days but no earlier than fifteen (15) days prior to Closing) showing additional exceptions to title (an "Amended Report"), UAG West shall have a period of time equal to five (5) Business Days (a "Supplemental Review Period") from the date of receipt of the Amended Report and a copy of each document referred to in the Amended Report in which to give notice of dissatisfaction as to any additional exceptions which may in UAG West's reasonable judgment have a Material Adverse Effect. If UAG West provides notice of dissatisfaction with any matter shown on the Surveys or with any exception to title as shown in the Reports or in an Amended Report as permitted herein, UAG West shall provisionally accept the title subject to the Companies' or the owner of 6905 E. McDowell Road ("Trust"), as the case may be, removal of any disapproved matters, exceptions or objections, or the Companies or Trust, as the case may be, obtaining title insurance endorsements satisfactory to UAG West against such matters, exceptions and objections before the Closing; PROVIDED, HOWEVER, it is understood and agreed that the Companies or Trust shall have no duty whatsoever to eliminate or secure a title insurance endorsement against any such matter or exception. If the Companies or Trust, as the case may be, cannot remove such matters, exceptions and objections to UAG West's reasonable satisfaction before the Closing, then UAG West may terminate this Agreement pursuant to SECTION 8.1(iv), or UAG West may waive such objections and proceed with the transaction.

         (d) Notwithstanding anything herein to the contrary, it is understood and agreed that title to the Purchased Real Property shall, at the Closing, be free and clear of all monetary liens and encumbrances (other than liens evidencing the assumed debt described in SCHEDULE 6.17 and the lien for current real property taxes and assessments not yet due and payable) and that such monetary liens and encumbrances shall be released from the Purchased Real Property by the Companies at their sole expense on or before Closing or UAG West may cause their release and the cost thereof shall be credited against the Base Price.

         (e) If UAG West does not object to a Survey matter or an exception to title as disclosed by a Report or Amended Report within the applicable time period, such matter shall be deemed to have been approved by UAG West.

         (f) At Closing, UAG West shall have obtained, at UAG's expense, an ALTA extended coverage owner's policy of title insurance issued by Escrow Agent in the amounts with respect to each parcel of the Real Property set forth on
SCHEDULE 6.17, effective as of the Closing, insuring UAG West that good and marketable fee simple title to the Purchased Real Property and the leasehold estates in the leased Real Property are vested in the Companies or UAG West, subject only to the usual printed exceptions and exclusions contained in such title insurance policies, to the matters approved by UAG West as provided above in this SECTION 6.17, to any other matters approved in writing by UAG West, to liens evidencing the assumed debt described in SCHEDULE 6.17, and current taxes and assessments not yet due and payable, and containing any endorsements requested by UAG West. The contingency for delivery of the title insurance policies on or before Closing called for in this SECTION 6.17 shall be satisfied if, at the Closing, Escrow Agent has made an unconditional commitment to issue the policies in the form required by this SECTION 6.17 and if such policies are delivered within a reasonable time following the Closing.

6.18     TERMINATION OF SECURITY INTERESTS, LIENS, ETC..

         UAG shall have received evidence reasonably satisfactory to UAG that any and all liens, security interests or other encumbrances on the Real Property, the Improvements or any assets of the Companies guaranteeing, securing or otherwise arising out of or relating to the Bank of America Note, the Maas Note or the Max Consulting Agreement have been released or terminated. UAG shall have received evidence reasonably satisfactory to UAG that the stock pledges set forth in SCHEDULE 2.3 hereof have been released and that the shareholders' agreement set forth on SCHEDULE 2.3 hereof has been terminated.

6.19     SCHEDULES.

         The Companies and the Stockholders shall have delivered to UAG and UAG West all Schedules referred to in ARTICLES 2 AND 3 and such Schedules shall be reasonably acceptable in form and substance to UAG and UAG West. UAG and UAG West shall have five (5) Business Days from receipt thereof to reject the Schedules, or this condition shall be deemed satisfied; PROVIDED, HOWEVER, that nothing in this Section shall be construed as limiting UAG and UAG West's right to conduct due diligence pursuant to SECTION 6.7 hereof with respect to all matters disclosed on such Schedules.

                                      ARTICLE 7
                           CONDITIONS TO THE OBLIGATIONS OF
                        THE STOCKHOLDERS TO EFFECT THE CLOSING

         The obligations of the Stockholders and the Companies required to be performed by them at the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, each of which may be waived by the Companies and the Stockholders as provided herein except as otherwise required by applicable law:

7.1 REPRESENTATIONS AND WARRANTIES; AGREEMENTS.

         Each of the representations and warranties of UAG and UAG West contained in this Agreement shall be true and correct in all material respects on the date made and shall be true and correct in all material respects as of the Closing. Each of the obligations of UAG and UAG West required by this Agreement to be performed by them at or prior to the Closing shall have been duly performed and complied with in all material respects as of the Closing. At the Closing, the Stockholders shall have received a certificate, dated the Closing Date and duly executed by the chief financial officer of UAG and of UAG West to the effect that the conditions set forth in the preceding two sentences have been satisfied.

7.2 AUTHORIZATION OF THE AGREEMENT, CONSENTS.

         (a) All corporate action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by UAG and UAG West. All filings required to be made under the H-S-R Act in connection with the transactions contemplated hereby shall have been made and all applicable waiting periods with respect to each such filing, including extensions thereof, shall have expired or been terminated.

         (b) All notices to, and declarations, filings and registrations with, and consents, authorizations, approvals and waivers from, governmental and regulatory bodies and third persons (including, but not limited to, all automobile manufacturers with whom the Companies has entered into a franchise agreement (or comparable instrument)) required to consummate the transactions contemplated hereby and all consents or waivers shall have been made or obtained.

7.3 OPINIONS OF UAG'S AND UAG WEST'S COUNSEL.

         The Stockholders shall have been furnished with the opinion of Rogers
& Hardin, counsel to UAG and UAG West, dated the Closing Date, in form and substance reasonably satisfactory to the Stockholders and their counsel, which opinions, when taken together, shall have been rendered with respect to substantially those matters contained in SECTIONS 4.1, 4.2 AND 4.3(a) hereof.
In rendering the foregoing opinions, such counsel may rely as to factual matters upon the representations and warranties made by UAG and UAG West herein and upon certificates or other documents furnished by officers and directors of UAG and UAG West and by government officials, and upon such other documents and data as such counsel deems appropriate as a basis for its opinion. Such counsel may specify the state or states in which they are admitted to practice, that they are not admitted to the Bar in any other state or experts in the law of any other state, that such opinions are limited to the General Corporate Law of the State of Delaware and federal laws, and that, where appropriate, such opinions are to the knowledge of those persons working on this transaction.

7.4 ABSENCE OF LITIGATION.

         No order, stay, injunction or decree of any court of competent jurisdiction in the United States shall be in effect that prevents or delays the consummation of any of the transactions contemplated hereby. No action, suit or proceeding before any court or any governmental or regulatory entity shall be pending (or threatened by any governmental or regulatory entity), and no investigation by any governmental or regulatory entity shall have been commenced (and be pending), seeking to restrain or prohibit (or questioning the validity or legality of) the consummation of the transactions contemplated by this Agreement or seeking damages in connection therewith which Stockholders, in good faith and with the advice of counsel, believes makes it undesirable to proceed with the consummation of the transactions contemplated hereby.

7.5 CERTIFICATES.

         UAG and UAG West shall have furnished the Stockholders with such certificates of its officers and others to evidence compliance with the conditions set forth in ARTICLE 7 as may be reasonably requested by the Stockholders.

7.6 LEGAL MATTERS.

         All certificates, instruments, opinions and other documents required to be executed or delivered by or on behalf of UAG or UAG West under the provisions of this Agreement, and all other actions and proceedings required to be taken by or on behalf of UAG or UAG West in furtherance of the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to counsel for the Stockholders.

7.7 DUE DILIGENCE.

         The Stockholders shall have completed their due diligence examination of UAG and the results of such examination shall be satisfactory to the Stockholders; PROVIDED, HOWEVER, that such due diligence shall be completed, and shall be deemed completed, no later than thirty (30) days after the execution of this Agreement. The Stockholders shall have five (5) Business Days from the completion of the due diligence period to notify UAG of any objections arising out of the due diligence examination. If UAG and UAG West do not cure or otherwise satisfy all such objections within ten (10) Business Days of the receipt of such notice (the "UAG Cure Period") and the Stockholders do not terminate this Agreement pursuant to SECTION 8.1 hereof by sending a notice of termination to UAG within five (5) Business Days after the expiration of the UAG Cure Period, this condition shall be deemed satisfied.

7.8 KNAPPENBERGER EMPLOYMENT AGREEMENT.

         UAG West shall have entered into and UAG shall have guaranteed the Knappenberger Employment Agreement.

7.9 BESKIND EMPLOYMENT AGREEMENT.

         UAG West shall have entered into and UAG shall have guaranteed the Beskind Employment Agreement.

7.10     BROCHICK EMPLOYMENT AGREEMENT.

         UAG West shall have entered into and UAG shall have guaranteed the Brochick Employment Agreement.

7.11     PURCHASE OF REAL PROPERTY.

         UAG shall have taken all actions necessary on their part to effect the purchase of the 6905 Property pursuant to the terms and conditions of the Real Estate Purchase Agreement.

7.12     SCHEDULES.

         UAG shall have delivered to Knappenberger Trust all Schedules referred to in ARTICLE 4 and such Schedules shall be reasonably acceptable in form and substance to the Stockholders. The Stockholders shall have five (5) Business Days from receipt thereof to reject the Schedules, or this condition shall be deemed satisfied; PROVIDED, HOWEVER, that nothing in this Section shall be construed as limiting the Stockholders' rights to con-duct due diligence pursuant to SECTION 7.7 hereof with respect to matters disclosed on such Schedules.

7.13     RELEASE OF PERSONAL GUARANTEES.

         The Stockholders and their spouses, as applicable, and Mr. Knappenberger and his spouse, as applicable, and the Steven Knappenberger Revocable Trust II shall have been released from the 6905 Lease Guaranty, the 6925 Lease Guaranty, the Bank of America Note Guaranty, the Bank of America Flooring Guaranty, the Bank of America Real Property Guaranty I and the Bank of America Real Property Guaranty II.

7.14     BROKER'S AGREEMENT.

         UAG West shall have entered into and UAG shall have guaranteed the Broker's Agreement.

                                      ARTICLE 8
                                     TERMINATION

8.1 TERMINATION.

         This Agreement may be terminated at any time prior to Closing:

           (i)     by mutual consent of UAG, UAG West and the Stockholders;

          (ii) by either UAG or the Stockholders if the Closing shall not have taken place on or prior to (a) December 2, 1996, or if the Closing Date is extended by the Stockholders pursuant to SECTION 1.2(b) hereof, January 12, 1997, (b) such later date as shall have been approved by UAG, UAG West and the Stockholders (provided that the terminating party is not otherwise in material breach of its representations, warranties, covenants or agreements under this Agreement);

         (iii) by UAG or the Stockholders if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and non-appealable;

          (iv)     by UAG or UAG West if any of the conditions specified in
    ARTICLE 6 hereof have not been met by the Stockholders or waived by UAG or UAG West at such time as such condition is no longer capable of satisfaction (provided UAG and UAG West are not otherwise in material breach of its representations, warranties, covenants or agreements under this Agreement);

           (v)     by the Stockholders if any of the conditions specified in
    ARTICLE 7 hereof have not been met by UAG or UAG West or waived by the Stockholders at such time as such condition is no longer capable of satisfaction (provided that neither any Stockholder nor the Companies is otherwise in material breach of his or its representations, warranties covenants or agreements under this Agreement); or

          (vi) by either UAG or the Stockholders if there has been a material breach on the part of the other of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within ten (10) Business Days following receipt by the breaching party of written notice of such breach.

         If UAG or the Stockholders shall terminate this Agreement pursuant to the provisions hereof, such termination shall be effected by notice to the other party specifying the provision hereof pursuant to which such termination is made.

8.2 EFFECT OF TERMINATION.

         Except (i) for any breach of this Agreement prior to its termination,
(ii) for the obligations contained in SECTIONS 5.1 AND 10.2 hereof and/or the Confidentiality Agreement dated February 26, 1996 and (iii) as set forth in SECTIONS 9.1 AND 9.2 hereof, upon the termination of this Agreement pursuant to
SECTION 8.1 hereof, this Agreement shall forthwith become null and void and none of the parties hereto or any of their respective officers, directors, employees, agents, Affiliates, consultants, stockholders or principals shall have any liability or obligation hereunder or with respect hereto.

                                      ARTICLE 9
                                   INDEMNIFICATION

9.1 INDEMNIFICATION BY THE STOCKHOLDERS.

         Notwithstanding the Closing or the delivery of the Shares, the 6725 Shares or the Scottsdale Management Shares, each Stockholder jointly and severally, indemnifies and agrees to fully defend, save and hold harmless UAG, UAG West, the Companies (after Closing), and any of their respective officers, directors, employees, stockholders, advisors, representatives, agents and Affiliates (each a "UAG Indemnified Party"), if a UAG Indemnified Party (including the Companies after the Closing Date) shall at any time or from time to time suffer any Costs (as defined in SECTION 9.5 below) arising, directly or indirectly, out of or resulting from, or shall pay or become obligated to pay any sum on account of, any and all Events of Breach (as defined below). As used herein, "Event of Breach" shall be and mean any one or more of the following:
(i) any untruth or inaccuracy in any representation of the Stockholders or the Companies or the breach of any warranty of the Stockholders or the Companies contained in this Agreement, including, without limitation, any misrepresen-tation in, or omission from, any agreement, certificate, schedule, exhibit, or similar document furnished pursuant to this Agreement by the Stockholders or the Companies (or any representative of the Stockholders or the Companies) to UAG (or any representative of UAG) and any misrepresentation in or omission from any document furnished to UAG in connection with the Closing, and (ii) any failure of any Stockholder or the Companies duly to perform or observe any term, provision, covenant, agreement or condition on the part of such Stockholder or the Companies to be performed or observed.

9.2 INDEMNIFICATION BY UAG.

         Notwithstanding the Closing, UAG indemnifies and agrees to fully defend, save and hold harmless the Stockholders, the Companies (prior to Closing), and any of their respective officers, directors, employees, stockholders, advisors, representatives, agents and Affiliates (each a "Stockholder Indemnified Party"), if a Stockholder Indemnified Party shall at any time or from time to time suffer any Costs arising, directly or indirectly, out of or resulting from, or shall pay or become obligated to pay any sum on account of, any and all UAG Events of Breach (as defined below). As used herein, "UAG Event of Breach" shall be and mean any one or more of the following: (i) any untruth or inaccuracy in any representation of UAG or the breach of any warranty of UAG contained in this Agreement, including, without limitation, any misrepresentation in, or omission from, any agreement, certificate, schedule, exhibit or other similar document furnished pursuant to this Agreement by UAG (or any representative of UAG) to the Stockholders (or any representative of the Stockholders) and any misrepresentation in or omission from any document furnished to the Stockholders in connection with the Closing,
(ii) any failure of UAG or UAG West (or after the Closing, the Companies) duly to perform or observe any term, provision, covenant, agreement or condition on their part to be performed or observed, (iii) any Claim before or by any court, arbitrator, panel, agency or other governmental, administrative or judicial entity, which Claim involves, affects or relates to any assets, properties or operations of UAG or the conduct of the business of UAG prior to the Closing Date or (iv) any personal guarantees referenced in SECTION 5.12 which are not released as of and in connection with the Closing.

9.3 PROCEDURES.

         If (i) any Event of Breach occurs or is alleged and a UAG Indemnified Party asserts that a Stockholder has become obligated to a UAG Indemnified Party pursuant to SECTION 9.1 or (ii) a UAG Event of Breach occurs or is alleged and a Stockholder Indemnified Party asserts that UAG has become obligated to an Indemnified Party pursuant to SECTION 9.2, or if a claim is begun, made or instituted by a third party (a "Third Party Claim") as a result of which an Indemnifying Party may become obligated to an Indemnified Party hereunder (for purposes of this ARTICLE 9, any UAG Indemnified Party and any Stockholder Indemnified Party is sometimes referred to as an "Indemnified Party" and UAG and the Stockholders are sometimes referred to as an "Indemnifying Party," in each case as the context so requires), such Indemnified Party shall give written notice to the Indemnifying Party of its or his obligation to provide indemnification hereunder, provided that any failure to so notify the Indemnifying Party shall not relieve them from any liability that it or he may have to the Indemnified Party under this ARTICLE 9 except to the extent prejudiced thereby. If such notice relates to a Third Party Claim, each Indemnifying Party jointly and severally, agrees to defend, contest or otherwise protect such Indemnified Party against any such Third Party Claim at his or its sole cost and expense. Such Indemnified Party shall have the right, but not the obligation, to participate at its own expense in the defense thereof by counsel of such Indemnified Party's choice and shall in any event cooperate with and assist the Indemnifying Party to the extent reasonably possible. If the Indemnifying Party fails timely to defend, contest or otherwise protect against such Third Party Claim, such Indemnified Party shall have the right to do so, including, without limitation, the right to make any compromise or settlement thereof, with the reasonable consent of the Indemnifying Parties, and such Indemnified Party shall be entitled to recover the entire Cost thereof from the Indemnifying Party, including, without limitation, attorneys' fees, disbursements and amounts paid (or of which such Indemnified Party has become obligated to pay) as the result of such Third Party Claim. Failure by the Indemnifying Party to notify such Indemnified Party of its or their election to defend any such Third Party Claim within fifteen (15) days after notice thereof shall have been given to the Indemnifying Party shall be deemed a waiver by the Indemnifying Party of its or their right to defend such Third Party Claim. If the Indemnifying Party assumes the defense of the particular Third Party Claim, the Indemnifying Party shall not, in the defense of such Third Party Claim, consent to entry of any judgment or enter into any settlement, except with the written consent of such Indemnified Party, which shall not be unreasonably withheld. In addition, the Indemnifying Party shall not enter into any settlement of any Third Party Claim except with the written consent of such Indemnified Party, which shall not be unreasonably withheld) which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to such Indemnified Party a full release from all liability in respect of such Third Party Claim. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to control (but shall be entitled to participate at their own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of any Third Party Claim to the extent the Third Party Claim seeks an order, injunction or other equitable relief against the Indemnified Party which, if successful, could materially interfere with the business, operations, assets or condition (financial or otherwise) of the Indemnified Party.

9.4 LIMITATION ON INDEMNIFICATION.

         (a)  INDEMNIFICATION BY THE STOCKHOLDERS.

         (i) A UAG Indemnified Party shall be entitled to indemnification in connection with an Event of Breach only if the aggregate Costs incurred or sustained by all UAG Indemnified Parties exceed Five Hundred Thousand Dollars ($500,000); PROVIDED, HOWEVER, that notwithstanding the preceding limitation, a UAG Indemnified Party shall be entitled to indemnification for all Costs incurred or sustained by such UAG Indemnified Party as a result of any untruth or inaccuracy in, or breach of, a representation, warranty or covenant (or failure to perform or observe any term, agreement or condition) contained in ARTICLE 1 OR SECTIONS 2.3, 2.4(a), 3.1 AND
10.2 hereof. In the event that the aggregate Costs incurred or sustained by all UAG Indemnified Parties exceeds Five Hundred Thousand Dollars ($500,000), then the Stockholders shall be fully liable for all such Costs that exceed Two Hundred Fifty Thousand Dollars ($250,000). The limitations in this SECTION 9.4(a)(i) shall not apply to SECTION 1.4(g).

         (ii) The aggregate Costs for which the Stockholders shall be obligated to indemnify the UAG Indemnified Parties shall not exceed Four Million Dollars ($4,000,000) in the case of Costs incurred or sustained by all UAG Indemnified Parties in connection with an Event of Breach; PROVIDED, HOWEVER, that a UAG Indemnified Party shall be entitled to indemnification for all Costs incurred or sustained by such UAG Indemnified Party as a result of any untruth or inaccuracy in, or breach of, a representation, warranty or covenant (or failure to perform or observe any term, agreement or condition) contained in ARTICLE 1 OR SECTIONS 2.3, 2.4(a) AND 3.1 hereof. The limitations in this SECTION 9.4(a)(ii) shall not apply to SECTION 1.4(g).

         (b)  INDEMNIFICATION BY UAG.

         (i) A Stockholder Indemnified Party shall be entitled to indemnification in connection with a UAG Event of Breach only if the aggregate Costs incurred or sustained by all Stockholder Indemnified Parties exceed Five Hundred Thousand Dollars ($500,000); PROVIDED, HOWEVER, that, notwithstanding the preceding limitation, a Stockholder Indemnified Party shall be entitled to indemnification for all Costs incurred or sustained by such Stockholder Indemnified Party as a result of (a) any failure to have the guarantees referred to in SECTION 5.12 released as of and in connection with the Closing, (b) any untruth or inaccuracy in, or breach of, a representation, warranty or covenant (or failure to perform or observe any term, agreement or condition) contained in
ARTICLE 1 OR SECTIONS 4.3 OR 4.7 hereof or in the Broker's Agreement or the Knappenberger, Beskind or Brochick Employment Agreements, or (c) any failure of UAG West to pay money or assume debt in accordance with the terms and subject to the conditions of the Real Estate Purchase Agreement. In the event the aggregate Costs incurred or sustained by all Stockholder Indemnified Parties exceeds Five Hundred Thousand Dollars ($500,000), then UAG shall be fully liable for all such Costs that exceed Two Hundred Fifty Thousand Dollars ($250,000).

         (ii) The aggregate Costs for which UAG shall be obligated to indemnify the Stockholder Indemnified Parties shall not exceed Four Million Dollars ($4,000,000) in the case of Costs incurred or sustained by all Stockholder Indemnified Parties in connection with a UAG Event of Breach; PROVIDED, HOWEVER, that a Stockholder Indemnified Party shall be entitled to indemnification for all Costs incurred or sustained by such Stockholder Indemnified Party as a result of (a) any failure to have the guarantees referred to in SECTION 5.12 released as of and in connection with the Closing, (b) untruth or inaccuracy in, or breach of, a representation, warranty or covenant (or failure to perform or observe any term, agreement or condition) contained in
ARTICLE 1 OR SECTIONS 4.3 OR 4.7 hereof or in the Broker's Agreement or the Knappenberger, Beskind or Brochick Employment Agreements, or (c) any failure of UAG West to pay money or assume debt in accordance with the terms and subject to the conditions of the Real Estate Purchase Agreement.

9.5 DEFINITIONS.

         For purposes of this ARTICLE 9 "Costs" shall mean all liabilities, losses, costs, damages (not including consequential damages), expenses, claims, attorneys' fees, experts' fees, consultants' fees, and disbursements of any kind or of any nature whatsoever. For purposes of application of the indemnity provisions of this ARTICLE 9, the amount of any Cost arising from the breach of any representation, warranty, covenant or agreement shall be the entire amount of any Cost suffered, paid or required to be paid by the respective Indemnified Party as a result of such breach.

9.6 TAX SAVINGS AND INSURANCE PROCEEDS.

         Costs arising or resulting from Events of Breach or UAG Events of Breach shall be reduced to the extent of the amount of (i) any tax savings resulting from the indemnified matter to which such Costs relate which are actually realized by the Indemnified Party and (ii) any insurance proceeds actually received by the Indemnified Party in respect of the indemnified matter to which such Costs relate.

                                      ARTICLE 10
                                    MISCELLANEOUS

10.1     SURVIVAL OF PROVISIONS.

         (a) The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing

Date) shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement, subject to SECTION 10.1(b) below.

         (b)  Each of the representations and warranties set forth in ARTICLE
2, ARTICLE 3 and ARTICLE 4 hereof and in any certificate delivered pursuant to
ARTICLE 6 or ARTICLE 7 hereof shall survive, and not be affected in any respect by, the Closing for a period terminating on the later of (i) the date two years after the Closing Date, and (ii) with respect to any claim asserted with respect to any breach of such representation or warranty pursuant to SECTION 9.3 hereof before the expiration of such representation or warranty, on the date such claim is finally liquidated or otherwise resolved, except with respect to the representations and warranties in SECTION 2.8 AND 2.11 hereof, which shall survive the Closing Date for a period terminating on the later of (y) the date three years after the Closing Date and (z) with respect to any claim asserted with respect to any breach of such representations or warranties pursuant to
SECTION 9.3 hereof before the expiration of such representations or warranties, on the date such claim is finally liquidated or otherwise resolved.

10.2     FEES AND EXPENSES.

         Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby through the Closing Date shall be paid by the party incurring such fees, costs or expenses; PROVIDED, HOWEVER, that if the Closing does not occur as a result of a breach of SECTION 5.6 hereof, then the Stockholders or the Companies shall pay to UAG, within five (5) Business Days after receipt of a request therefor, an amount equal to all of the legal and other fees, costs and expenses incurred by UAG (other than expenses relating to UAG's review and audit of the Companies' Financial Statements) in connection with this Agreement and the transactions contemplated hereby.

10.3     HEADINGS.

         The section headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

10.4     NOTICES.

         All notices or other communications required or permitted hereunder shall be given in writing and shall be deemed sufficient if delivered by hand, recognized overnight delivery service or facsimile transmission or mailed by registered or certified mail, postage prepaid (return receipt requested), as follows:

         If to the Companies before the Closing Date:

              Steven W. Knappenberger
              6725 E. McDowell Road
              Scottsdale, Arizona  85257

         with a copy to:

              Snell & Wilmer, L.L.P.
              One Arizona Center
              Phoenix, Arizona  85004-0001
              Attn:  Steven D. Pidgeon, Esq.

         If to the Companies after the Closing Date (in addition to the foregoing addresses):

              United Auto Group, Inc.
              375 Park Avenue
              New York, New York 10022
              Attn:  George G. Lowrance, Esq.,
              Executive Vice President and General Counsel

         with a copy to:

              Rogers & Hardin
              2700 Cain Tower,
              229 Peachtree Street, N.E.
              Atlanta, Georgia  30303
              Attn:  Michael Rosenzweig, Esq.

         If to the Stockholders:

              Steven W. Knappenberger
              6725 E. McDowell Road
              Scottsdale, Arizona  85257

         and

              George Brochick
              6242 E. Laurel Lane
              Scottsdale, Arizona  85254

         and

              Jay Beskind
              6513 E. Paradise Lane
              Scottsdale, Arizona  85254

         with a copy to:

              Snell & Wilmer, L.L.P.
              One Arizona Center
              Phoenix, Arizona  85004-0001
              Attn:  Steven D. Pidgeon, Esq.

         If to UAG or UAG West:

              United Auto Group, Inc.
              375 Park Avenue
              New York, New York 10022
              Attn:  George G. Lowrance, Esq.,
              Executive Vice President and General Counsel

         with a copy to:

              Rogers & Hardin
              2700 Cain Tower,
              229 Peachtree Street, N.E.
              Atlanta, Georgia  30303
              Attn:  Michael Rosenzweig, Esq.

or such other address as shall be furnished in writing by such party, and any such notice or communication shall be effective and be deemed to have been given as of the date so delivered or three (3) days after the date so mailed; PROVIDED, HOWEVER, that any notice or communication changing any of the addresses set forth above shall be effective and deemed given only upon its receipt.

10.5     ASSIGNMENT.

         This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto (and with respect to the Stockholders, the personal representatives and heirs of the Stockholders) and their respective successors and permitted assigns, and the provisions of ARTICLE 9 hereof shall inure to the benefit of the Indemnified Parties referred to therein; PROVIDED, HOWEVER, that neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties. Notwithstanding the foregoing, UAG shall have the unrestricted right to assign this Agreement and to delegate all or any part of its obligations hereunder to any Affiliate of UAG, but in such event UAG shall remain fully liable for the performance of all of such obligations in the manner prescribed in this Agreement.

10.6     ENTIRE AGREEMENT.

         This Agreement (including the Schedules hereto) and the Documents embody the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersede all prior written or oral commitments, arrangements or understandings between the parties with respect thereto and all prior drafts of this Agreement. There are no restrictions, agreements, promises, warranties, covenants or undertakings with respect to the transactions contemplated hereby other than those expressly set forth herein or in the Documents. Prior drafts of this Agreement shall not be used as a basis for interpreting this Agreement.

10.7     WAIVER AND AMENDMENTS.

         Each of the Stockholders and the Companies as one Party, and UAG and UAG West as the other Party may by written notice to the other parties (i) extend the time for the performance of any of the obligations or other actions of the other parties, (ii) waive any inaccuracies in the representations or warranties of the other parties contained in this Agreement, (iii) waive compliance with any of the covenants of the other parties contained in this Agreement, (iv) waive performance of any of the obligations of the other parties created under this Agreement, or (v) waive fulfillment of any of the conditions to its own obligations under this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar. This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto.

10.8     COUNTERPARTS.

         This Agreement may be executed by facsimile signature(s) and in any number of counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

10.9     ACCOUNTING TERMS.

         All accounting terms used herein which are not expressly defined or modified in this Agreement shall have the respective meanings given to them in accordance with GAAP.

10.10    SCHEDULES.

         Disclosure of any matter in any Schedule hereto or in the Financial Statements shall be considered as disclosure pursuant to any other provision, subprovision, section or subsection of this Agreement or Schedule to this Agreement.

10.11    SEVERABILITY.

         If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

10.12    REMEDIES.

         The remedies provided for in this Agreement, including termination of this Agreement as set forth in ARTICLE 8, indemnification as set forth in
ARTICLE 9, the payment of certain fees, costs and expenses as set forth in
SECTION 10.2 and specific performance as set forth in SECTION 10.15, shall be the exclusive remedy of either party for a breach of this Agreement.

10.13    TIME IS OF THE ESSENCE.

         Time is of the essence for purposes of this Agreement.

10.14    GOVERNING LAW.

         This Agreement shall be governed under the laws of the State of Arizona without regard to conflict of law principles.

10.15    SPECIFIC PERFORMANCE.

         The parties hereto agree that any violation of this Agreement will result in irreparable injury to the non-breaching party and that damages at law would not be reasonable or adequate compensation to such non-breaching party for a violation of this Agreement, and the non-breaching party shall be entitled to have the provisions of this Agreement specifically enforced by preliminary and permanent injunctive relief without the necessity of proving actual damages and without posting bond or other security.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                             UNITED AUTO GROUP, INC.


                             By:  /s/ Carl Spielvogel
                                  ----------------------------------------
                                  Carl Spielvogel, Chief Executive Officer

                             UAG WEST, INC.


                             By:  /s/ Carl Spielvogel
                                   -------------------------------
                             Its: Chief Executive Officer
                                   -------------------------------



                             SCOTTSDALE JAGUAR, LTD.


                             By:  /s/ Steven Knappenberger
                                   -------------------------------
                             Its: Chairman
                                   -------------------------------



                             SA AUTOMOTIVE, LTD.


                             By:  /s/ Steven Knappenberger
                                   -------------------------------
                             Its: Chairman
                                   -------------------------------


                             SL AUTOMOTIVE, LTD.


                             By:  /s/ Steven Knappenberger
                                   -------------------------------
                             Its: Chairman
                                   -------------------------------



                             SPA AUTOMOTIVE, LTD.


                             By:  /s/ Steven Knappenberger
                                   -------------------------------
                             Its: Chairman
                                   -------------------------------



                             LRP, LTD.


                             By:  /s/ Steven Knappenberger
                                   -------------------------------
                             Its: Chairman
                                   -------------------------------

                             SUN BMW, LTD.


                             By:  /s/ Steven Knappenberger
                                   -------------------------------
                             Its: Chairman
                                   -------------------------------


                             SCOTTSDALE MANAGEMENT GROUP, LTD.


                             By:  /s/ Steven Knappenberger
                                   -------------------------------
                             Its: Chairman
                                   -------------------------------


                             6725 DEALERSHIP, LTD.


                             By:  /s/ Illegible
                                   -------------------------------
                             Its: President
                                   -------------------------------


                             STEVEN KNAPPENBERGER REVOCABLE
                             TRUST DATED APRIL 15, 1983,
                             AS AMENDED


                             By:  /s/ Steven Knappenberger
                                   -------------------------------
                                  Steven Knappenberger, Trustee


                             /s/ Steven Knappenberger
                              ----------------------------------------------
                             Steven Knappenberger (with respect to Sections 5.11, 5.16 and 5.21)


                             /s/ Jay Beskind
                              -------------------------------
                             Jay Beskind, Individually



                             /s/ Diana R. Beskind
                              -------------------------------
                             Diana R. Beskind, Spouse of Jay Beskind


                             /s/ George Brochick
                              -------------------------------
                             George Brochick, Individually



                             /s/ Christine S. Brochick
                              -------------------------------
                             Christine S. Brochick, Spouse of George Brochick

                             BROCHICK 6725 TRUST DATED DECEMBER 29, 1992


                             By:  /s/ George W. Brochick
                                   -------------------------------
                                  George W. Brochick, Trustee


                             BESKIND 6725 TRUST DATED DECEMBER 29, 1992

                             By:  /s/ Jay P. Beskind
                                   -------------------------------
                                  Jay P. Beskind, Trustee



                             KNAPPENBERGER 6725 TRUST DATED DECEMBER 29, 1992


                             By:  /s/ Steven Knappenberger
                                   -------------------------------
                                  Steven Knappenberger, Trustee

                     AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT

    This Amendment No. 1 to Stock Purchase Agreement (the "Amendment") is made and entered into this ___ day of October, 1996 between and among United Auto Group, Inc. ("UAG"), a Delaware corporation, UAG West, Inc. ("UAG West"), a Delaware corporation, Scottsdale Jaguar, Ltd. ("Scottsdale Jaguar"), an Arizona corporation, SA Automotive, Ltd. ("SA"), an Arizona corporation, SL Automotive, Ltd. ("SL"), an Arizona corporation, SPA Automotive, Ltd. ("SPA"), an Arizona corporation, LRP, Ltd. ("LRP"), an Arizona corporation, Sun BMW, Ltd. ("Sun BMW"), an Arizona corporation, Scottsdale Management Group, Ltd. ("Scottsdale Management"), an Arizona corporation, 6725 Dealership, Ltd. ("6725"), an Arizona corporation, Steven Knappenberger Revocable Trust, dated April 15, 1983, as amended, Brochick 6725 Trust dated December 29, 1992, Beskind 6725 Trust dated December 29, 1992, Knappenberger 6725 Trust dated December 29, 1992, Steven Knappenberger, Jay P. Beskind ("Beskind") and George W. Brochick ("Brochick").

                                 W I T N E S S E T H:

    WHEREAS, the parties hereto have entered into that certain Stock Purchase Agreement dated as of June 6, 1996 (the "Stock Purchase Agreement");

    WHEREAS, the parties hereto desire to amend the terms of the Stock Purchase Agreement as set forth herein;

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Stock Purchase Agreement.

    2. Prior to the Closing, Scottsdale Jaguar shall form a subsidiary, SK Motors, Ltd., an Arizona corporation, d/b/a Scottsdale Porsche ("Scottsdale Porsche"). Scottsdale Porsche shall be authorized to issue common stock, no par value ("Porsche Stock"). Immediately prior to the transactions described in
Section 4, Scottsdale Jaguar shall transfer to Scottsdale Porsche all of the assets of Scottsdale Jaguar relating to the sale or servicing of Porsche vehicles, including without limitation new Porsche automobiles, related used vehicles, Porsche special tools, and the Porsche franchise (the "Porsche Assets"). Immediately prior to the transactions described in Section 4 hereof, Scottsdale Jaguar shall own 100% of the issued and outstanding shares of Porsche Stock (the "Porsche Shares").

    3. The parties hereby acknowledge and agree that for all income tax purposes, Scottsdale Jaguar and the Stockholders will report the transfer of the Porsche Assets to Scottsdale Porsche as an "applicable asset acquisition" within the meaning of section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), by Scottsdale Porsche for consideration equal to the Porsche Purchase Price (as defined below) and not as a tax-free contribution to the capital of the transferee pursuant to section 351 of the Code. For this purpose, the Porsche Purchase Price shall be allocated among the various Porsche Assets as set forth in IRS Form 8594, the content of which shall be mutually agreed upon by the parties hereto. In this regard, the parties hereby expressly agree that
(a) all items of depreciated property shall be valued at their book value for federal income tax purposes, (b) all other transferred assets (excluding the Porsche franchise) shall be valued at their cost to Scottsdale Jaguar, and (c) the balance of the Porsche Purchase Price shall be allocated to the Porsche franchise. Each of the parties shall report this transaction for all income tax purposes in accordance with such allocation of the purchase price. Scottsdale Jaguar shall timely file such IRS Form 8594 (or an exact replica thereof), and UAG shall cause Scottsdale Porsche to timely file such IRS Form 8594.

    4. At the Closing, in consideration for a portion of the Purchase Price in cash (as reasonably determined by UAG) (the "Porsche Purchase Price") paid to Scottsdale Jaguar (by which amount the Purchase Price in Section 1.2 of the Stock Purchase Agreement will be reduced), Scottsdale Jaguar shall sell, assign, transfer and deliver to UAG West the Porsche Shares, representing 100% of the capital stock of Scottsdale Porsche and shall deliver the certificates representing such shares to UAG West accompanied by stock powers duly executed in blank. In consideration for the payment of $10 in cash by Knappenberger Trust to UAG West, UAG West shall sell, assign, transfer and deliver nineteen (19%) of the Porsche Shares to Knappenberger Trust and shall deliver the certificates representing such shares accompanied by stock powers duly executed in blank, such that immediately after the transfer, Knappenberger Trust shall hold 19% of the issued and outstanding shares of Porsche Stock and UAG West shall own 81% of the issued and outstanding shares of Porsche Stock. UAG West and Knappenberger Trust shall enter into a Shareholders Agreement in the form attached hereto, which agreement, together with the transfer of Porsche Shares to Knappenberger Trust, has been approved by Porsche Cars of North America ("Porsche Cars").

    5. Scottsdale Jaguar shall distribute to the Stockholders all amounts paid to Scottsdale Jaguar as consideration for the sale to UAG West of 100% of the Porsche Shares.

    6. The definition of Companies in the Stock Purchase Agreement is hereby amended to include Scottsdale Porsche.

    7. The obligations of the parties hereunder including the obligations required to be performed by them at the Closing shall be subject to the Stockholders, the Companies, UAG and UAG West having obtained the consent, authorization and approval of Porsche Cars.

    8. The Stockholders and Scottsdale Jaguar hereby represent and warrant that the transfer of assets pursuant to Section 2 hereof will be valid, binding and enforceable against Scottsdale Jaguar and that, after the transfer, Scottsdale Porsche will have good title to such assets.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.


                                       UNITED AUTO GROUP, INC.

                                       By:  ______________________________
                                       Its: ______________________________


                                       UAG WEST, INC.

                                       By:  ______________________________
                                       Its: ______________________________


                                       SCOTTSDALE JAGUAR, LTD.
                                       By:  ______________________________
                                       Its: ______________________________


                                       SA AUTOMOTIVE, LTD.

                                       By:  ______________________________
                                       Its: ______________________________


                                       SL AUTOMOTIVE, LTD.

                                       By:  ______________________________
                                       Its: ______________________________


                                       SPA AUTOMOTIVE, LTD.

                                       By:  ______________________________
                                       Its: ______________________________


                                       LRP, LTD.

                                       By:  ______________________________

                                       Its: ______________________________


                                       SUN BMW, LTD.

                                       By:  ______________________________
                                       Its: ______________________________


                                       SCOTTSDALE MANAGEMENT GROUP, LTD.

                                       By:  ______________________________
                                       Its: ______________________________


                                       6725 DEALERSHIP, LTD.

                                       By:  ______________________________
                                       Its: ______________________________


                                       STEVEN KNAPPENBERGER REVOCABLE
                                       TRUST DATED APRIL 15, 1983,
                                       AS AMENDED

                                       By:  ______________________________
                                            Steven Knappenberger, Trustee

                                       ___________________________________
                                       Steven Knappenberger (with respect to
                                       Sections 5.11, 5.16 and 5.21 of the
                                       Stock Purchase Agreement)


                                       ___________________________________
                                       Jay P. Beskind, Individually


                                       ___________________________________
                                       Diana R. Beskind, Spouse of Jay Beskind

                                       ___________________________________
                                       George W. Brochick, Individually


                                       ___________________________________
                                       Christine S. Brochick, Spouse of
                                            George Brochick


                                       BROCHICK 6725 TRUST DATED
                                       DECEMBER 29, 1992

                                       By:  ______________________________
                                            Robert W. Wyndelts, Trustee


                                       BESKIND 6725 TRUST DATED
                                       DECEMBER 29, 1992

                                       By:  ______________________________
                                            Robert W. Wyndelts, Trustee



                                       KNAPPENBERGER 6725 TRUST DATED
                                       DECEMBER 29, 1992

                                       By:  ______________________________
                                            Robert W. Wyndelts, Trustee

                     AMENDMENT NO. 2 TO STOCK PURCHASE AGREEMENT


    This Amendment No. 2 to Stock Purchase Agreement (the "Amendment") is made and entered into this 21st day of October, 1996 between and among United Auto Group, Inc. ("UAG"), a Delaware corporation, UAG West, Inc. ("UAG West"), a Delaware corporation, Scottsdale Jaguar, Ltd. ("Scottsdale Jaguar"), an Arizona corporation, SA Automotive, Ltd. ("SA"), an Arizona corporation, SL Automotive, Ltd. ("SL"), an Arizona corporation, SPA Automotive, Ltd. ("SPA"), an Arizona corporation, LRP, Ltd. ("LRP"), an Arizona corporation, Sun BMW, Ltd. ("Sun BMW"), an Arizona corporation, Scottsdale Management Group, Ltd. ("Scottsdale Management"), an Arizona corporation, 6725 Dealership, Ltd. ("6725"), an Arizona corporation, Steven Knappenberger Revocable Trust, dated April 15, 1983, as amended, Brochick 6725 Trust dated December 29, 1992, Beskind 6725 Trust dated December 29, 1992, Knappenberger 6725 Trust dated December 29, 1992, Steven Knappenberger ("Knappenberger"), Jay P. Beskind ("Beskind") and George W. Brochick ("Brochick").

                                 W I T N E S S E T H:

    WHEREAS, the parties hereto have entered into that certain Stock Purchase Agreement dated as of June 6, 1996 (the "Stock Purchase Agreement");

    WHEREAS, the parties hereto desire to amend the terms of the Stock Purchase Agreement as set forth herein;

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Stock Purchase Agreement.

    2. Prior to the Closing, Scottsdale Jaguar shall form a subsidiary, Scottsdale Audi, Ltd., an Arizona corporation ("Scottsdale Audi"). Scottsdale Audi shall be authorized to issue common stock, no par value ("Audi Common Stock"). Immediately prior to the transactions described in Section 4, Scottsdale Jaguar shall contribute to Scottsdale Audi all assets owned by Scottsdale Jaguar other than those assets exclusively and specifically related to the sale and servicing of Porsche, Jaguar or Aston Martin vehicles, which assets shall include but not be limited to assets relating specifically and exclusively to the sale and servicing of Audi vehicles, as well as Scottsdale Jaguar's partnership interest in 6725 Agent. After the transfer of the assets to Scottsdale Audi and a concurrent transfer of Porsche-related assets to SK Motors, Ltd., the only assets to be owned by Scottsdale Jaguar shall be those assets specifically and exclusively related to the sale and servicing of Jaguar or Aston Martin vehicles. Immediately prior to the transactions described in
Section 4, Scottsdale Jaguar shall own 100% of the issued and outstanding Audi Common Stock (the "Audi Shares").

    3. The parties hereby acknowledge and agree that for all income tax purposes, Scottsdale Jaguar and the Stockholders will report the transfer of the Audi Assets to Scottsdale Audi as an "applicable asset acquisition" within the meaning of section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), by Scottsdale Audi for consideration equal to the Audi Purchase Price (as defined below) and not as a tax-free contribution to the capital of the transferee pursuant to section 351 of the Code. For this purpose, the Audi Purchase Price shall be allocated among the various Audi Assets as set forth in an IRS Form 8594, the content of which shall be mutually agreed upon by the parties hereto. In this regard, the parties hereby expressly agree that: (a) all items of depreciated property shall be valued at their book value for federal income tax purposes, (b) all other transferred assets (excluding Scottsdale Jaguar's interest in 6725 Agent and the Audi franchise) shall be valued at their cost to Scottsdale Jaguar, (c) Scottsdale Jaguar's interest in 6725 Agent shall be valued at an amount reasonably determined by UAG, and (d) the balance of the Audi Purchase Price shall be allocated to the Audi franchise. Each of the parties shall report this transaction for all income tax purposes in accordance with such allocation of the Audi Purchase Price. Scottsdale Jaguar shall timely file such Form 8594 (or an exact replica thereof), and UAG shall cause Scottsdale Audi to timely file such IRS Form 8594.

    4. At the Closing, in consideration for a portion of the Purchase Price in cash (as reasonably determined by UAG) (the "Audi Purchase Price") paid to Scottsdale Jaguar (by which amount the Purchase Price in Section 1.2 of the Stock Purchase Agreement will be reduced), Scottsdale Jaguar shall sell, assign, transfer and deliver to UAG West and UAG West shall acquire, purchase and accept from Scottsdale Jaguar the Audi Shares, representing 100% of the capital stock of Scottsdale Audi and shall deliver the certificates representing such shares to UAG West accompanied by stock powers duly executed in blank. Scottsdale Jaguar shall distribute to the Stockholders all amounts paid to Scottsdale Jaguar as consideration for the sale to UAG West of 100% of the Audi Shares.

    5. The Stockholders acknowledge that it is the parties' intent that, immediately after the Closing, Scottsdale Jaguar's assets shall consist only of those assets specifically and exclusively related to the sale and servicing of Jaguar and Aston Martin vehicles and the Stockholders agree to use their best efforts to take, or cause to be taken, all action and to do all things necessary to effect the transfer of Scottsdale Jaguar's other assets to Scottsdale Audi or SK Motors, as appropriate.

    6. At the Closing, Scottsdale Jaguar and UAG West shall enter into a management agreement with UAG West (the "Management Agreement") pursuant to which Scottsdale Jaguar shall pay UAG West an annual fee in the amount of Five Hundred Thousand Dollars which fee shall be increased annually to an amount equal to the then current annual fee plus a percentage of the then current annual fee equal to the percentage increase in the Consumer Price Index published from time to time by the United States Department of Labor for the preceding 12 months; provided that Scottsdale Jaguar may defer paying the management fee during any period to the extent that the management fee for such period exceeds Scottsdale Jaguar's net income after tax before the management fee for such period, subject in all cases to the specific terms of the Management Agreement.

    7. The parties acknowledge that after the Closing, SK Motors, Inc., an Arizona corporation d/b/a Scottsdale Porsche ("Scottsdale Porsche"), Scottsdale Audi and Scottsdale Jaguar will each conduct business at 6725 E. McDowell Road, Scottsdale, Arizona (the "6725 Facility"). At the Closing, Scottsdale Jaguar shall enter into a lease (the "Lease") with the owner of the 6725 Facility for the non-exclusive use of the 6725 Facility by Scottsdale Jaguar. The annual lease rate shall be Seven Hundred Fifty Thousand Dollars ($750,000), payable monthly, and shall be adjusted as provided in the Lease. The term of the Lease shall be for twenty (20) years; provided, however, that the landlord thereunder shall have the right to terminate the Lease at any time until April 30, 1998. The Lease shall provide that Scottsdale Jaguar shall be responsible for a pro-rata share of the joint operating expenses of the Facility to be calculated as set forth in the Lease. The Lease shall be in a form mutually acceptable to Scottsdale Jaguar and UAG West.

    8. The definition of Companies in the Stock Purchase Agreement is hereby amended to include Scottsdale Audi. The definition of Shares in the Stock Purchase Agreement is hereby amended to exclude the Scottsdale Jaguar Shares.

    9. The obligations of the parties hereunder and the obligations required to be performed by them at the Closing shall be subject to the Stockholders, the Companies, UAG and UAG West having obtained the consent, authorization and approval of Audi of America, Inc.

    10. The Stockholders and Scottsdale Jaguar represent and warrant that the transfer of assets pursuant to Section 2 hereof will be valid, binding and enforceable against Scottsdale Jaguar and that, after the transfer, Scottsdale Audi will have good title to such assets.

    11. The parties agree that, except for the payment to Scottsdale Jaguar of the aggregate of the Audi Purchase Price and the Porsche Purchase Price (as defined in Amendment No. 1 to the Stock Purchase Agreement) in connection with the sale, assignment, transfer and delivery to UAG West of 100% of the Audi Shares and the Porsche Shares (as defined in Amendment No. 1 to the Stock Purchase Agreement), all of the Purchase Price shall be paid by UAG West to the Stockholders.

    12. The S election of Scottsdale Jaguar shall be terminated within ten days after the Closing, unless the parties agree otherwise.



                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                       IN WITNESS WHEREOF, the parties hereto
have caused this Amendment to be duly executed as of the day and year first above written.


                                       UNITED AUTO GROUP, INC.


                                       By:  ______________________________
                                       Its: ______________________________


                                       UAG WEST, INC.


                                       By:  ______________________________
                                       Its: ______________________________



                                       SCOTTSDALE JAGUAR, LTD.

                                       By:  ______________________________
                                       Its: ______________________________



                                       SA AUTOMOTIVE, LTD.


                                       By:  ______________________________
                                       Its: ______________________________


                                       SL AUTOMOTIVE, LTD.



                                       By:  ______________________________
                                       Its: ______________________________

                                       SPA AUTOMOTIVE, LTD.


                                       By:  ______________________________
                                       Its: ______________________________


                                       LRP, LTD.


                                       By:  ______________________________
                                       Its: ______________________________


                                       SUN BMW, LTD.


                                       By:  ______________________________
                                       Its: ______________________________


                                       SCOTTSDALE MANAGEMENT GROUP, LTD.


                                       By:  ______________________________
                                       Its: ______________________________

                                       6725 DEALERSHIP, LTD.


                                       By:  ______________________________
                                       Its: ______________________________

                                       STEVEN KNAPPENBERGER REVOCABLE
                                       TRUST DATED APRIL 15, 1983,
                                       AS AMENDED


                                       By:  ______________________________
                                       Steven Knappenberger, Trustee


                                       ___________________________________
                                       Steven Knappenberger (with respect to
                                       Sections 5.11, 5.16 and 5.21)


                                       ___________________________________
                                       Jay Beskind, Individually


                                       ___________________________________
                                       Diana R. Beskind, Spouse of Jay Beskind


                                       ___________________________________
                                       George Brochick, Individually



                                       ___________________________________
                                       Christine S. Brochick, Spouse of
                                       George Brochick


                                       BROCHICK 6725 TRUST DATED
                                       DECEMBER 29, 1992


                                       By:  ______________________________
                                       Robert W. Wyndelts, Trustee

                                       BESKIND 6725 TRUST DATED
                                       DECEMBER 29, 1992

                                       By:  ______________________________
                                       Robert W. Wyndelts, Trustee


                                       KNAPPENBERGER 6725 TRUST DATED
                                       DECEMBER 29, 1992

                                       By:  ______________________________
                                       Robert W. Wyndelts, Trustee

                   AMENDMENT NO. 3 TO STOCK PURCHASE AGREEMENT


     This Amendment No. 3 to the Stock Purchase Agreement is made and entered into this ____ day of October 1996, between and among United Auto Group, Inc., a Delaware corporation ("UAG"), UAG West, Inc., a Delaware corporation, Scottsdale Jaguar, Ltd., an Arizona corporation, SA Automotive, Ltd., an Arizona corporation, SL Automotive, Ltd., an Arizona corporation, SPA Automotive, Ltd., an Arizona corporation, LRP, Ltd., an Arizona corporation, Sun BMW, Ltd., an Arizona corporation, Scottsdale Management Group, Ltd., an Arizona corporation, 6725 Dealership, Ltd., an Arizona corporation, Steven Knappenberger Revocable Trust dated April 15, 1983, as amended, Brochick 6725 Trust dated December 29, 1992, Beskind 6725 Trust dated December 29, 1992, Knappenberger 6725 Trust dated December 29, 1992, Steven Knappenberger, Jay P. Beskind and George W. Brochick.

                              W I T N E S S E T H:

     WHEREAS, the parties hereto have entered into that certain Stock Purchase Agreement dated as of June 6, 1996 (the "Stock Purchase Agreement"); and

     WHEREAS, the parties hereto desire to amend the terms of the Stock Purchase Agreement as set forth herein;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. CAPITALIZED TERMS. All capitalized terms used herein shall have the same meaning ascribed to them in the Stock Purchase Agreement.

     2.   ADJUSTMENTS MADE BY COOPERS & LYBRAND LLP ("C&L").

          (a) Pursuant to an audit performed by C&L in connection with the initial public offering of UAG's common stock, the Companies agreed to make certain adjustments to the Companies' financial statements. Notwithstanding the foregoing, the adjustments requested by C&L shall not be included in (i) preparing the Closing Date Balance Sheets (as defined in Section 1.4(a) of the Stock Purchase Agreement); (ii) preparing the Reviewed Balance Sheets (as defined in Section 1.4(b) of the Stock Purchase Agreement); (iii) calculating the Final Net Worth
     (as defined in Section 1.4(g) of the Stock Purchase Agreement); (iv) determining whether there exists a Net Worth Deficiency (as defined in Section 1.4(g) of the Stock Purchase Agreement); (v) preparing the Estimated Closing Date Balance Sheets (as defined in Section 6.6 of the Stock Purchase Agreement); or (vi) determining compliance with Sections 2.25 or 6.6 (regarding working capital) of the Agreement.
     Instead, the Closing Date Balance Sheets, Reviewed Balance Sheets and Estimated Closing Date Balance Sheets (including the determinations of net worth and working capital) shall be prepared on the same basis as the Company Financial Statements (as defined in Section 2.5 of the Stock Purchase Agreement) without regard to the adjustments requested by C&L. Further, the fact that such adjustments were made by the Companies pursuant to C&L's request does not constitute a breach of any of the Companies' or the Stockholders' representations and warranties contained in the Stock Purchase Agreement.

          (b) Without limitation of the foregoing, for purposes of calculating Net Worth, including the Final Net Worth, under Section
     1.4 of the Stock Purchase Agreement, or working capital under Section
     2.25 or 6.6 of the Agreement (x) the net worth and working capital of Scottsdale Jaguar, Ltd. shall continue to be included in the Companies' calculations of these items, and Scottsdale Jaguar, Ltd. shall be deemed to include 100% of the Jaguar, Porsche, Aston Martin and Audi operations (and separate working capital calculations of these franchises shall not be made), notwithstanding the fact that certain of these operations will not be transferred to UAG at Closing, and (y) the effect of any transfer or assignment of the purchase option referenced in Section 5.19 of the Stock Purchase Agreement shall be disregarded.

     3. CLOSING PRORATIONS. If the Closing occurs on or before the 15th day of a given month, the Closing Date Balance Sheets, Reviewed Balance Sheets and Estimated Closing Date Balance Sheets shall be prepared based upon the full months' actual results, with net income for the month prorated based upon the number of days in the month through and including the date of Closing. If the Closing occurs after the fifteenth of a given month, the Closing Date Balance Sheets, Reviewed Balance Sheets and Estimated Closing Date Balance Sheets shall reflect the results of the Companies through the end of such month. As provided in the Agreement, estimates will be made of all financial calculations on or about Closing subject to final review as provided therein.

     4. REFINANCING OF INDEBTEDNESS. UAG and UAG West acknowledge and agree that all the indebtedness listed under the caption "2. Indebtedness:" of
Schedule 1.2(e)(vii) to the Stock Purchase Agreement (except for the indebtedness described in Subsection C.3, which will continue as an obligation of the Companies, and in Subsections C.4, C.5 and C.6, which have been paid off, under the caption "2. Indebtedness:" of Schedule 1.2(e)(vii)) (the "Indebtedness") will be paid off or refinanced by UAG and UAG West contemporaneously with or immediately following the Closing. Without limitation of the foregoing, pursuant to a Management Agreement with Scottsdale Jaguar, Inc., UAG or UAG West shall arrange for new flooring financing. Accordingly, Sections 6.2(b) and 7.2(b) of the Stock Purchase Agreement have been satisfied to the extent Sections 6.2(b) and 7.2(b) require consents from the Companies' lenders. Moreover, notwithstanding Section 6.17(d) of the Stock Purchase Agreement, no adjustment shall be made to the Base Price with respect to any monetary liens or encumbrances that are caused to be released from the Purchased Real Property (as defined in Section 1.1(i) of the Stock Purchase Agreement) by UAG or UAG West.

     5. TERMINATION OF SECURITY INTERESTS. UAG and UAG West acknowledge and agree that, notwithstanding Section 6.18 of the Stock Purchase Agreement, any and all liens, security interests and other encumbrances relating to the Indebtedness need not be released or terminated prior to the Closing. Accordingly, the conditions to Closing set forth in Section 6.18 of the Stock Purchase Agreement have been satisfied to the extent Section 6.18 requires evidence that all liens, security interests and other encumbrances on the Real Property, the Improvements or any assets of the Companies guaranteeing, securing or otherwise arising out of or relating to the Bank of America Note (but not the Maas Note or Max Consulting Agreement) have been released or terminated.

     6. EXPIRATION OF OBJECTION PERIODS; COMPLETION OF DUE DILIGENCE. UAG and UAG West acknowledge and agree that the periods within which they had an opportunity to raise any issues identified during their due diligence examination (including issues related to real property, leases, title and surveys and environmental matters) or any objections to the Companies' Schedules to the Stock Purchase Agreement have expired. Similarly, the Companies and the Stockholders acknowledge and agree that the periods within which they had an opportunity to raise any issues identified during their due diligence examination or any objections to the UAG's and UAG West's Schedules to the Stock Purchase Agreement have expired. Accordingly, the conditions to Closing set forth in Sections 6.7, 6.17, 6.19, 7.7 and 7.12 of the Stock Purchase Agreement have been satisfied.

     7. MANUFACTURER AND DISTRIBUTOR APPROVALS. UAG and UAG West acknowledge and agree that satisfactory consents, authorizations and approvals from all other manufacturers and distributors of the Companies have been obtained, except for approvals from Jaguar and Aston Martin which are the subject of a prior Amendment to the Stock Purchase Agreement. Accordingly, the conditions to Closing set forth in Section 6.11 of the Stock Purchase Agreement have been satisfied.

     8. RELEASE OF PERSONAL GUARANTEES. Nothing contained in this Amendment shall be construed to waive or affect in any way the closing conditions set forth in Section 7.13 of the Stock Purchase Agreement relating to the release of the personal guarantees of Steve Knappenberger, his spouse and the Steven Knappenberger Revocable Trust II, including without limitation, with respect to any indebtedness, leases or other obligations of or affecting Scottsdale Jaguar, Ltd.

     9.   ENVIRONMENTAL INDEMNITY.

          (a) A new subsection (iii) shall be added to Section 9.1 (Indemnification) of the Agreement as follows:

     "(iii) (a) testing, remediation and costs of obtaining clearance from appropriate governmental authorities required under the Environmental Laws in respect of any previous leaking of underground storage tanks at the Companies' properties located at 6725, 6825 and 6905 E. McDowell Road, Scottsdale, Arizona, (b) registering, pursuant to Arizona law, any drywell located at 6825 and 6905 E. McDowell,

     Scottsdale, Arizona and performing any investigation and/or remediation work required by any governmental agency pursuant to any Environmental Laws for any condition directly related to such drywell, which condition existed on or before the date of the Closing and (c) ensuring that any necessary installation of secondary containment for above-ground storage tanks located at 6825 and 6905 E. McDowell Road, and 1127 and 1144 N. Scottsdale Road, Scottsdale, Arizona is completed to bring such tanks into compliance with Environmental Laws, in each case as such laws are in effect as of the date of the Closing.

          (b) The indemnity provided for in subsection (iii) shall terminate on the third anniversary of the Closing Date. However, the indemnification obligations of subsection (iii) shall not be subject to the limitations of Section 9.4(a).

     10. ADDITIONAL PURCHASE PRICE. The "October 1, 1996" and "September 30, 1998" dates set forth in Section 1.5 of the Stock Purchase Agreement shall be changed to the first day of the month following closing and the second anniversary of the end of the month preceding Closing, respectively. In addition, the term "Companies" in Section 1.5 includes Scottsdale Jaguar, SK Motors, Ltd. d/b/a Scottsdale Porsche and Scottsdale Audi, Ltd.

     11. CALCULATION OF PRE-TAX EARNINGS. In addition to the methodology for computing Pre-Tax Earnings as set forth in Section 1.5(c) of the Stock Purchase Agreement, UAG and UAG West acknowledge and agree that Pre-Tax Earnings shall be computed by adding back payments by Scottsdale Jaguar of amounts in accordance with Section 2.1 of the Management Agreement, any incremental increase in the lease costs of the Companies over the lease costs existing as of the date of execution of the Stock Purchase Agreement and any amounts paid pursuant to that certain Indemnification Agreement between UAG, UAG West, Scottsdale Jaguar and the Stockholders.

     12. TAX REPRESENTATIONS AND WARRANTIES. Notwithstanding Section 9.1 of the Stock Purchase Agreement, the Stockholders shall not have any liability thereunder in connection with any breach or inaccuracy in any representation relating to the reserve by the Companies for the payment of all Taxes with respect to periods through the Closing under Section 2.8 of the Stock Purchase Agreement if such a liability for Taxes arises by reason of any modification of the transactions contemplated by the Stock Purchase Agreement, including modifications necessitated by the refusal of Jaguar Cars, Inc. to consent to such transactions.

     13.  ACCOUNTING AND TAX RETURN PREPARATION.

          (a) With respect to each of the Companies other than Scottsdale Jaguar, SK Motors, Ltd. d/b/a Scottsdale Porsche, and Scottsdale Audi, Ltd. (each an "S Company" and collectively, the "S Companies"), the S Companies' outstanding S elections will terminate by reason of the transfers of stock of the S Companies to UAG West.

          (b) Consistent with the termination of the S Companies' S elections, the books of each of the S Companies shall, consistent with
     Section 1362(e)(6)(D) of the Internal Revenue Code of 1986, as amended, close effective as of the day preceding the date of the Closing and, accordingly, a separate and distinct accounting period of each of the S Companies shall commence on the date of the Closing.

          (c) Each of the S Companies shall file two tax returns for the taxable year in which the Closing occurs, one return covering each S Company's "S short year" (within the meaning of Section 1362(e)(1)(A) of the Code) and a second covering each S Company's "C short year" (within the meaning of Section 1362(e)(1)(B) of the Code). The Stockholders shall have sole and exclusive authority for the preparation and filing of all tax returns relating to each S Company's S short year and UAG shall have sole and exclusive authority for the preparation and filing of the tax returns relating to each S Company's C short year.

          (d) UAG, UAG West, each of the S Companies, and the Stockholders shall make available to each other, as reasonably requested, all information, records or documents necessary for the filing of all tax returns for each S Company's S short year and C short year, and shall preserve all such information, records or documents until the expiration of any applicable statute of limitations.

     14. REPRESENTATIONS AND WARRANTIES. UAG and UAG West hereby acknowledge that the representations and warranties of the Companies and Stockholders are hereby modified to reflect that it is currently anticipated that the proposed expansion of the Companies' Lexus facility will cost on the order of $300,000. UAG and UAG West hereby acknowledge and agree that the Companies and the Stockholders make no representations or warranties with respect to the compliance of Amendments No. 1, 2 and 3 to the Stock Purchase Agreement and the documents delivered thereunder with the Dealer Agreement between Scottsdale Jaguar, Ltd. and Jaguar Cars, Inc.

     15. STOCKHOLDER PLEDGE AGREEMENTS. Jay P. Beskind and Diana R. Beskind hereby represent and warrant that, as of the Closing Date, the Stock Pledge Agreement, dated February 17, 1995, by and between Jay P. Beskind, Diana R. Beskind, Knappenberger Trust, SPA, SL, SA, Scottsdale Jaguar, Scottsdale Management and Bank One Arizona has been terminated. George W. Brochick and Christine S. Brochick also hereby represent and warrant that, as of the Closing Date, the Stock Pledge Agreement, dated February 17, 1995, by and between George
W. Brochick, Christine S. Brochick, Knappenberger Trust, SPA, SL, SA, Scottsdale Jaguar, Scottsdale Management and Bank One Arizona has been terminated.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

                                   UNITED AUTO GROUP, INC.

                                   By:
                                       ------------------------------------
                                   Its:
                                       ------------------------------------


                                   UAG WEST, INC.

                                   By:
                                       ------------------------------------
                                   Its:
                                       ------------------------------------


                                   SCOTTSDALE JAGUAR, LTD.

                                   By:
                                       ------------------------------------
                                   Its:
                                       ------------------------------------


                                   SA AUTOMOTIVE, LTD.

                                   By:
                                       ------------------------------------
                                   Its:
                                       ------------------------------------

                                   SL AUTOMOTIVE, LTD.

                                   By:
                                       ------------------------------------
                                   Its:
                                       ------------------------------------


                                   SPA AUTOMOTIVE, LTD.

                                   By:
                                       ------------------------------------
                                   Its:
                                       ------------------------------------


                                   LRP AUTOMOTIVE, LTD.

                                   By:
                                       ------------------------------------
                                   Its:
                                       ------------------------------------

                                   SUN BMW, LTD.

                                   By:
                                       ------------------------------------
                                   Its:
                                       ------------------------------------


                                   SCOTTSDALE MANAGEMENT GROUP, LTD.

                                   By:
                                       ------------------------------------
                                   Its:
                                       ------------------------------------


                                   6725 DEALERSHIP, LTD.

                                   By:
                                       ------------------------------------
                                   Its:
                                       ------------------------------------


                                   STEVEN KNAPPENBERGER REVOCABLE
                                   TRUST DATED APRIL 15, 1983,
                                   AS AMENDED

                                   By:
                                       ----------------------------------------
                                        Steven Knappenberger, Trustee

                                   --------------------------------------------
                                   Steven Knappenberger, Individually
                                   (Solely with respect to Sections 5.11,
                                   5.16 & 5.21 of the Stock Purchase Agreement)


                                   --------------------------------------------
                                   Jay P. Beskind, Individually


                                   --------------------------------------------
                                   Diana R. Beskind, Spouse of Jay P. Beskind


                                   --------------------------------------------
                                   George W. Brochick, Individually

                                   --------------------------------------------
                                   Christine Brochick,
                                   Spouse of George W. Brochick


                                   BROCHICK 6725 TRUST DATED DECEMBER 29, 1992


                                   By:
                                       ----------------------------------------
                                        Robert W. Wyndelts, Trustee



                                   BESKIND 6725 TRUST DATED DECEMBER 29, 1992


                                   By:
                                       ----------------------------------------
                                        Robert W. Wyndelts, Trustee


                                   KNAPPENBERGER 6725 TRUST DATED
                                   DECEMBER 29, 1992


                                   By:
                                       ----------------------------------------
                                        Robert W. Wyndelts, Trustee